Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is dated for reference purposes only as of January 9, 2013, by and between HINES REIT ONE WILSHIRE LP, a Delaware limited partnership (“Landlord”), and CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company (formerly known as CRG West One Wilshire, L.L.C.) (“Tenant”).

R E C I T A L S :

A.                                    Landlord and Tenant entered into that certain Lease dated as of August 1, 2007 (the “Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space (the “Original Premises”) consisting of approximately 161,808 rentable square feet within that certain office building located at 624 S. Grand Avenue, Los Angeles, California (the “Building”).

B.                                    Landlord and Tenant entered into that certain First Amendment to Lease dated as of May 1, 2008 (the “First Amendment”), pursuant to which the parties, among other things, (i) expanded the Original Premises to include that certain space consisting of approximately 314 rentable square feet commonly known as Suites 805A and 805B located on the 8th floor of the Building (the “Additional Premises”, together with the Original Premises, collectively, the “Existing Premises”), and (ii) provided Tenant with the right to install, and after installation, the exclusive right to use, the First Amendment Additional Conduits (as defined in the First Amendment).

C.                                    Landlord and Tenant entered into that certain Second Amendment to Lease dated as of November 5, 2009 (the “Second Amendment”), pursuant to which Landlord provided Tenant with the right to install and, after installation, the exclusive right to use, the Second Amendment CS Additional Conduits and the Second Amendment TWC Additional Conduits (as those terms are defined in the Second Amendment).

D.                                    Landlord and Tenant entered into that certain Third Amendment to Lease dated as of June 15, 2011 (the “Third Amendment”), pursuant to which Landlord provided Tenant with the right to install and, after installation, the exclusive right to use, the Third Amendment CS Conduit (as defined in the Third Amendment).

E.                                     The Original Lease, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to herein as the “Existing Lease.”  References to “the Lease” in this Fourth Amendment, and, following the Amendment Date, references to “this Lease” in the Original Lease and references to “the Lease” in the Existing Lease, shall all mean and refer to the Existing Lease, as amended by this Fourth Amendment.  Unless otherwise specified herein, all references in this Fourth Amendment to an Article or Section number of “the Lease” shall refer to such article or section number in the Original Lease.

F.                                      Disputes have arisen between Landlord and Tenant as to how much electrical and generator power Landlord is required under the Existing Lease to provide and/or make available to the Existing Premises (collectively, the “Dispute”).

G.                                    Landlord and Tenant now desire to amend the Existing Lease to:  (i) settle the Dispute and set forth the amount of electrical and generator power to be made available by Landlord to the Premises; (ii) extend the Lease Term with respect to those portions of the Existing Premises described in Exhibit A attached hereto (collectively, and as may be adjusted pursuant to this Fourth Amendment, the “Extension Premises”); and (iii) modify various terms and provisions of the Existing Lease, all as hereinafter provided.

H.                                   Tenant is also a subtenant on the 4th floor of the Building pursuant to the 4th Floor Sublease, and concurrent with this Fourth Amendment the 4th Floor Sublease is being amended to extend the term thereof and, among other things, to address matters arising out of the Dispute (the “Sublease Amendment”).

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Capitalized Terms; Definitions; Rentable Square Feet.

1.1                               Capitalized Terms.  Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Fourth Amendment shall have the meaning given such terms in the Existing Lease.  For the convenience of the parties, an index of all terms that are specifically defined in this Fourth Amendment is attached as the last page hereof.

1.2                               Definitions.  From and after the date on which both Landlord and Tenant have executed and delivered this Fourth Amendment (the “Amendment Date”), the following defined terms are added to, or amended in, as applicable, the Lease:

1.2.1                     “Premises” is amended and restated in its entirety to mean and include the portion of the Building then leased by Tenant under the Lease.

1.2.2                     “Lease Term” is amended and restated in its entirety to mean the Lease Term as extended from time to time under the Lease, and the “original Lease Term” or “initial Lease Term” is deemed to mean the portion of the Lease Term expiring on July 31, 2017.

1.2.3                     “Fourth Amendment” shall mean the Fourth Amendment to Lease, dated for reference purposes only as of January 9, 2013, between Landlord and Tenant.

1.2.4                     “4th Floor Sublease” is amended and restated in its entirety to mean that certain Lease dated as of August 1, 2007, between HWS, as sublandlord, and

Tenant, as subtenant, as amended by that certain First Amendment to Sublease, dated for reference purposes only concurrently with the Fourth Amendment.

1.3                               Rentable Square Feet.  For purposes of clarification, (i) the Existing Premises contains a total of 162,122 rentable square feet, inclusive of 1,893 rentable square feet of the Storage Space, (ii) the rentable square footage of each suite of the Existing Premises as of the Amendment Date is set forth in Sections 2.1(a) through (hh) of the Summary, plus 314 rentable square feet for Suites 805A and 805B, and (iii) none of the square footage amounts referred to in this Section 1.3 are subject to re-measurement by Landlord or Tenant.

2.                                      Extended Term.  The Lease Term with respect to the Extension Premises, which is currently scheduled to expire on July 31, 2017 (the “Existing Expiration Date”), is hereby extended for a period of five years (the “Extended Term”) commencing on August 1, 2017 (the “Extended Term Commencement Date”), and expiring on July 31, 2022 (the “Extended Term Expiration Date”), unless sooner terminated, or further extended, as provided in the Lease.

3.                                      Base Rent.  The Base Rent payable by Tenant during the Extended Term for the Extension Premises shall be determined in accordance with Section 3.2 of the Lease, with the Adjustment Dates for the Extended Term to be the Extended Term Commencement Date and each annual anniversary thereof.

4.                                      Tenant’s Share; Proposition 13.  From and after the Extended Term Commencement Date:  (i) Tenant’s Share shall be (a) calculated as a fraction, stated as a percentage rounded to two decimal places, the numerator of which shall be the then rentable square feet of the Extension Premises exclusive of the Storage Space, and the denominator of which shall be the rentable square feet in the Building, and (b) adjusted, if at all, pursuant to Section 8.2.2 below; and (ii) the provisions of Section 4.5 of the Lease shall be deleted and of no further force or effect.  As an example only for the convenience of the parties:  if Tenant does not exercise the RP Extension Option, then Tenant’s Share during the Extended Term shall be 17.72%, calculated as (A) 117,222 rentable square feet of the Extension Premises (reflecting the exclusion of the Storage Space), divided by (B) 661,553 rentable square feet of the Building, stated as a percentage rounded to two decimal places.

5.                                      Cash Allowance.  As an inducement for Tenant to enter into this Fourth Amendment (which inducement is intended to be a lease inducement for federal tax purposes), Landlord shall provide Tenant with a cash allowance in the amount of One Million Two Hundred Eight Thousand Two Hundred Seventy-Six and 72/100 Dollars ($1,208,276.72) (the “Cash Allowance”).  So long as Tenant is not then in monetary or material non-monetary default under the Lease beyond all applicable notice and cure periods, Landlord shall pay to Tenant the Cash Allowance in one lump sum payment within 30 days after the Amendment Date.  Tenant shall use the Cash Allowance only in respect of constructing capital improvements in and to the Premises, and Tenant shall not use any of the Cash Allowance with respect to personal property of Tenant.

6.                                      Condition of Existing Premises.  Except for Landlord’s obligation to perform and pay for the Power Improvements, (i) Landlord shall not be obligated to perform, provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Existing Premises, and (ii) Tenant shall occupy and accept the Existing Premises as of the Amendment Date in its then “AS IS” condition.

7.                                      RP Extension Option.

7.1                               RP Extension Option.  The “Remainder Premises” shall mean those portions of the Existing Premises described in Exhibit B.  Notwithstanding anything to the contrary contained in this Fourth Amendment or the Existing Lease, Landlord grants Tenant one option (the “RP Extension Option”) to extend the Lease Term through the Extended Term Expiration Date with respect to (i) the entire Remainder Premises, or (ii) any RP Identified Portion.  Unless otherwise agreed to in writing by Landlord and Tenant, an “RP Identified Portion” is defined as the Remainder Premises, less any or all of the following space:  (a) Suite 1014; (b) Suite 1717; and/or (c) all portions of the Remainder Premises leased by Tenant on a particular floor of the Building.

7.2                               Exercise of Option.  The RP Extension Option shall be exercised, if at all, by Tenant delivering to Landlord written notice (the “RP Option Exercise Notice”) not less than 15 months prior to the Existing Expiration Date, stating that Tenant is exercising the RP Extension Option either (i) with respect to the entirety of the Remainder Premises, or (ii) only with respect to the RP Identified Portion designated in such notice.  The Remainder Premises or such designated RP Identified Portion as to which Tenant exercises the RP Extension Option, as applicable, is referred to as the “RP Extension Premises”, and the portion of the Remainder Premises, if any, as to which Tenant does not elect to exercise the RP Extension Option is referred to as the “RP Eliminated Space”.

7.3                               Terms of RP Extension Option; Surrender of RP Eliminated Space.

7.3.1                     Upon the exercise of the RP Extension Option, (i) the Lease Term for the RP Extension Premises shall be extended through the Extended Term Termination Date upon all of the terms and conditions of the Lease applicable to the Extension Premises, and (ii) the RP Extension Premises shall be deemed to be, for all purposes under the Lease, part of the Extension Premises.

7.3.2                     The Lease Term with respect to the RP Eliminated Space, if any, shall expire on the Existing Expiration Date, and, on or prior to the Existing Expiration Date, Tenant shall surrender and deliver to Landlord exclusive possession of such RP Eliminated Space in accordance with Section 8.3 and Article 14 of the Lease, failing which Tenant shall be deemed to be in holdover of such RP Eliminated Space pursuant to Article 15 of the Lease.

7.3.3                     If the RP Eliminated Space contains more than 25,000 rentable square feet, then, effective from and after the earlier of (i) Tenant’s delivery of the RP Option Exercise Notice to Landlord, and (ii) the date which is 15 months prior to the Existing Expiration Date, Article 21 of the Lease shall be deleted and of no further force or effect.

7.3.4                     Promptly after exercise of the RP Extension Option, Landlord and Tenant shall execute an amendment to the Lease confirming the exercise of the RP Extension

Option and the modification of the terms of the Lease with respect to the RP Extension Premises as described above and in Section 8.2 below.

8.                                      Other Extension Matters.

8.1                               Existing Extension Options.  Tenant shall continue to have three consecutive options to further extend the Lease Term for a period of five years each with respect to the entire Premises or any Identified Portion (each a “2.2 Option”), which 2.2 Options shall be exercised by Tenant, if at all, pursuant to and in accordance with Section 2.2 of the Lease (except that the phrase “Articles 8.2 and 14 of this Lease” in the last sentence of Section 2.2.1 of the Lease is modified to be “Articles 8.3 and 14 of this Lease”).

8.2                               Effect of an Extension.  As of the commencement date of the extension of the Lease Term following exercise of (i) a 2.2 Option, or (ii) the RP Extension Option:

8.2.1                     Base Rent for the portion(s) of the Premises so extended shall be determined in accordance with Section 3.2 of the Lease.

8.2.2                     Tenant’s Share shall be recalculated to take into account the then number of rentable square feet of the Premises (excluding the Storage Space).

8.2.3                     The number of parking spaces that Tenant shall have the right to use under the Lease (the “Parking Spaces”) shall be calculated as 4.55 spaces per 10,000 rentable square feet of the Premises (excluding the Storage Space) then leased by Tenant, and (i) 73% of such Parking Spaces shall be unreserved covered (non-tandem) parking spaces, and (ii) 27% of such Parking Spaces shall be reserved covered (non-tandem) parking spaces.

8.2.4                     If the rentable square feet of the Premises decreases as of the effective date of such extension, the Maximum Building Power Amount, the Maximum Generator Power Amount and the applicable Riser Allocation Amounts and Generator Allocation Amounts shall be adjusted in accordance with Section 11.6 below.

9.                                      Right of First Offer.  From and after the Amendment Date, Article 21 of the Lease shall be amended as follows:

9.1                               The second and third sentences of Section 21.2 of the Lease are deleted and replaced with the following:  “For purposes hereof, each First Offer Space that is other than the 28th Floor ROFO Space shall become “available for lease” immediately prior to the first time during the First Offer Period that Landlord intends to submit to any third party (other than the existing tenant or subtenant of such First Offer Space) a bona fide proposal or letter of intent to lease such First Offer Space.  For purposes hereof, the 28th Floor ROFO Space shall become “available for lease” upon the earlier of:  (i) the date during the First Offer Period that Landlord determines it will begin actively marketing all or any portion of the 28th Floor ROFO Space for lease to third parties (other than an existing tenant or subtenant of the 28th Floor ROFO Space); or (ii) the day immediately preceding the first time during the First Offer Period that Landlord intends to submit to any third party (other than an existing tenant or subtenant of the 28th Floor ROFO Space) a bona fide proposal or letter of intent to lease all or any portion of the 28th Floor ROFO Space.”

9.2                               The following is added at the end of clause (a) in Section 21.4 of the Lease:  “and with respect to any RP Eliminated Space (as defined in the Fourth Amendment)”.

9.3                               All references to the phrase “original Premises” are deleted and replaced with the phrase “Extension Premises (as defined in the Fourth Amendment)”.

10.                               Additional Conduits.

10.1                        Second Amendment TWC Additional Conduits.  From and after the Amendment Date, the Second Amendment TWC Additional Conduits Term (as defined in the Second Amendment) shall be extended for a period (the “TWC Conduits Extended Term”) commencing retroactively upon September 1, 2012, and expiring upon July 31, 2017.  During the TWC Conduits Extended Term, (i) the first  sentence of the second paragraph of Section 6.9.10 of the Lease shall not apply with respect to the Second Amendment TWC Additional Conduits (as defined in the Second Amendment), and (ii) the Second Amendment TWC Additional Conduits Rent (as defined in the Second Amendment) shall be payable, regardless of whether any such Second Amendment TWC Additional Conduits are actually used by Tenant, in accordance with the following schedule:

Period of TWC Additional Conduits Extended Term	Monthly Installment of Second Amendment TWC Additional Conduits Rent
09/01/12 – 08/31/13	$10,927.27
09/01/13 – 08/31/14	$11,255.09
09/01/14 – 08/31/15	$11,592.74
09/01/15 – 08/31/16	$11,940.52
09/01/16 – 08/31/17	$12,298.74

10.2                        Extension of Additional Conduits.

10.2.1              Each of (i) the First Amendment Additional Conduits Term (as defined in the First Amendment), (ii) the Second Amendment CS Additional Conduits Term (as defined in the Second Amendment), and (iii) the Third Amendment CS Conduit Term (as defined in the Third Amendment) (each such period, individually, an “Additional Conduit Term”) are currently scheduled to expire on the Existing Expiration Date.  The Additional Conduit Term with respect to (a) the 2/4 Additional Conduits and the 19/27 Additional Conduits (as each term is defined in the First Amendment), (b) the Second Amendment CS Additional Conduits, and (c) the Third Amendment CS Conduit (collectively, the “Extended Conduits”) are hereby extended through the Extended Term Expiration Date, unless sooner terminated or further extended as provided in the Lease.

10.2.2              During the Extended Term, the monthly rent payable for each Extended Conduit shall be equal to the monthly rent payable by Tenant for such Extended Conduit for the month of July, 2017, which monthly rent shall be increased annually at a rate of

3% per annum on a cumulative, compounded basis upon the Extended Term Commencement Date and upon each annual anniversary of the Extended Term Commencement Date.

10.3                        Fourth Amendment Conduits.

10.3.1              During the period (each such period, a “Fourth Amendment Conduit Term”) commencing on January 1, 2013, and expiring (i) with respect to the 3016 Conduit and 3015 Conduit, on the Extended Term Expiration Date, and (ii) with respect to the 3014 Conduit, on the Existing Expiration Date, Tenant shall have the right to install, and, after installation, the exclusive right to use the following conduits for the purposes of installing and maintaining therein telecommunications cabling and/or wiring (collectively, the “Fourth Amendment Conduits”):  (a) one, four inch conduit, which shall have the identification number of 3016, running from the 4th Floor Space to the 28th floor of the Building (the “3016 Conduit”); (b) one, four inch conduit, which shall have the identification number of 3015, running from the 4th Floor Space to the 18th floor of the Building (the “3015 Conduit”); and (c) one, four inch conduit, which shall have the identification number of 3014, running from the 4th Floor Space to the 7th floor of the Building (the “3014 Conduit”).

10.3.2              The first sentence of the second paragraph of Section 6.9.10 of the Lease shall not apply with respect to the Fourth Amendment Conduits, and during each applicable Fourth Amendment Conduit Term, Tenant shall pay to Landlord rent for the right to use the applicable Fourth Amendment Conduit (regardless of whether such Fourth Amendment Conduit is actually used by Tenant) as follows:  (i) with respect to the 3016 Conduit and the 3015 Conduit, a monthly rent of $2,500.00 for each, which monthly rents shall be increased annually at a rate of 3% per annum on a cumulative, compounded basis upon each annual anniversary of the commencement date of the applicable Fourth Amendment Conduit Term; and (ii) with respect to the 3014 Conduit, a monthly rent of $375.00, which monthly rent shall be increased annually at a rate of 3% per annum on a cumulative, compounded basis upon each annual anniversary of the commencement date of the applicable Fourth Amendment Conduit Term.

10.3.3              The Fourth Amendment Conduits, and any wiring or cabling installed therein, shall be installed by Tenant at Tenant’s sole cost and expense in accordance with Sections 6.9 and 8.1 of the Lease.

10.3.4              The Fourth Amendment Conduits shall be deemed to be part of the Supplemental Equipment and the area of the Building in which the Fourth Amendment Conduits are located shall be deemed to be part of the Supplemental Areas.  Except as provided in the first sentence of Section 10.3.2 above, all of the TCCs related to the Supplemental Equipment and Supplemental Areas shall apply with respect to the Fourth Amendment Conduits (including, without limitation, the Special Use Conditions set forth in Section 2.1 of the Summary, and Section 6.9 of the Lease).

10.3.5              The Fourth Amendment Conduits and the Extended Conduits are collectively referred to as the “Amendment Conduits”.  The Amendment Conduits specifically do not include the Second Amendment TWC Additional Conduits.

10.4                        Extension Options for Conduits.

10.4.1              From and after the Amendment Date, Section 3(d) of the First Amendment is deleted and of no further force or effect.

10.4.2              If Tenant exercises a 2.2 Option, Tenant shall also have the right to extend through the expiration of the Lease Term (as extended by such 2.2 Option) any or all of the Additional Conduit Terms and/or the Fourth Amendment Conduit Terms with respect to any of the Amendment Conduits then leased by Tenant, in which event Section 2.2 of the Lease shall apply with respect to such applicable Amendment Conduits, except that (i) the First Amendment Additional Conduits Rent payable for the 19/27 Additional Conduits shall be $5,375.67 per month, as increased annually at a rate of 3% per annum on a cumulative, compounded basis upon each annual anniversary of the commencement date of the applicable Option Term, and (ii) the monthly rent payable for each Amendment Conduit other than the 19/27 Additional Conduits shall be equal to the monthly rent payable by Tenant for such Amendment Conduit for the month immediately preceding the commencement date of the applicable Option Term, as increased annually at a rate of 3% per annum on a cumulative, compounded basis upon the commencement date of the applicable Option Term and each annual anniversary thereof.  No other amounts shall be payable for the Amendment Conduits leased by Tenant during the Option Term(s).

10.4.3              If Tenant does not exercise a 2.2 Option for any Amendment Conduit(s) with respect to an Option Term, then, as to such unextended Amendment Conduit(s) (i) Tenant shall have no right to use such Amendment Conduit(s) and no obligation to pay any amounts for such Amendment Conduit(s) from and after the commencement date of such Option Term, (ii) Tenant shall surrender such Amendment Conduit(s) to Landlord on or prior to the day immediately preceding the commencement date of such Option Term in accordance with Section 8.3 and Article 14 of the Lease, (iii) such Amendment Conduit(s) shall be treated as Conduits under Article 14 of the Lease, and (iv) Tenant shall have no obligation, and shall not be permitted, to remove such Amendment Conduit(s) upon such surrender or otherwise.

10.4.4              If Tenant exercises the RP Extension Option with respect to Remainder Premises on the 7th floor of the Building, then unless specifically stated to the contrary in the RP Option Exercise Notice Tenant shall be deemed to have extended through the Extended Term Expiration Date the term of the 4/7 Additional Conduit (as defined in the First Amendment) and the 3014 Conduit, and such conduits shall be deemed, for all purposes under the Lease, to be Amendment Conduits.

11.                               Building Electrical and Generator Power.

11.1                        Definitions.  From and after the Amendment Date, the following defined terms are added to the Lease:

11.1.1              “Base Electrical Systems” shall mean, collectively, the 4,160-volt and 480-volt, 3-phase base building electrical systems serving the Building as of the Amendment Date, as the same may be modified, expanded and/or supplemented by Landlord from time to time (including, without limitation, by the Power Improvements).

11.1.2              “CoreSite Power Suites” shall mean those suites within the Existing Premises other than the Direct Power Suites, Office Space and Storage Space.

11.1.3              “Direct Power Suites” shall mean Suites 700, 825, 900/905, 1014, 1100, 1130, 1140, 1220, 1900, 2800 and 3100.

11.1.4              “Electrical Connections” shall mean, collectively, those electrical bus duct plug-ins/bus taps (“Taps”), circuit breakers, panels, related electrical connection and distribution equipment and cabling and wiring existing as of the Amendment Date and connecting all or any portion of each Direct Power Suite or the 4th Floor Space to the applicable Riser or Generator serving such Direct Power Suite or the 4th Floor Space, as the same may be modified, expanded and/or supplemented by Landlord from time to time, and subject to modification by Tenant as part of the Connection/Distribution Work.

11.1.5              “Exhibit F-1” shall mean Exhibit F-1 attached to this Fourth Amendment.

11.1.6              “Exhibit F-2” shall mean Exhibit F-2 attached to this Fourth Amendment.

11.1.7              “Exhibit F-3” shall mean Exhibit F-3 attached to this Fourth Amendment.

11.1.8              Exhibit F-4” shall mean Exhibit F-4 attached to this Fourth Amendment.

11.1.9              “Force Majeure Events” shall mean any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party charged with performance that cannot be avoided or minimized by the payment of commercially reasonable amounts.

11.1.10       “Generator No. 9” shall mean, collectively, the backup generator and related connection and distribution equipment, cabling and wiring therefor,  consisting of:  (i) one 2,000 kilowatt generator commonly known as “Generator No. 9” installed on the surface lot at the Project adjacent to the Building; together with (ii) (a) one 3,000 amp main circuit breaker therefor, (b) associated electrical connections tying such generator to the U2 Riser, and (c) one junction box with cam-lock connectors for the connection to such generator of a load bank or a temporary generator.

11.1.11       “Generators” shall mean, collectively, those backup generators owned and operated by Landlord serving the Building, and related connection and distribution equipment, cabling and wiring therefor, commonly known as “Generator No. 1”, “Generator No. 2”, “Generator No. 3”, “Generator No. 4”, “Generator No. 6” and, from and after its installation, Generator No. 9.  The Generators do not include Generators No. 7 and 8 or any other generator equipment now or hereafter installed by Tenant as part of the Supplemental Equipment.

11.1.12                               “Generators No. 7 and 8” shall mean, collectively, those certain backup generators (and related connection and distribution equipment, cabling and wiring therefor) owned and operated exclusively by Tenant as of the Amendment Date as part of the Supplemental Equipment and commonly referred to as “Generator No. 7” and “Generator No. 8”.

11.1.13                               “Improvement Plans” shall mean, collectively, the plans and specifications for the U2 Riser and Generator No. 9 listed on Exhibit C-1 attached hereto, the commissioning procedures and standards set forth on Exhibit C-2 attached hereto, and final acceptance testing in accordance with NETA Standards [International Electrical Testing Association, f/k/a National Electrical Testing Association] and applicable manufacturer specifications/guidelines, all of which have been reviewed and approved by Landlord and Tenant.

11.1.14                               “Office Space” shall mean, collectively, that certain portion of the Existing Premises commonly known as Suite 110, Suite 130, Suite 220, Suites 805A and B, and Suite 901.

11.1.15                               “Power” shall mean 480-volt, 3-phase electrical power.

11.1.16                               “Power Improvements” shall mean, collectively, all work depicted and/or referred to in the Improvement Plans.

11.1.17                               “Power Interruption” shall mean an interruption in the normal provision of Power to all or any portion of a Power Suite or the 4th Floor Space from the Riser serving such space.

11.1.18                               “Power Suites” shall mean (i) the Direct Power Suites, and (ii) each CoreSite Power Suite that Tenant connects to and allocates Power from the Risers and Generators.

11.1.19                               “Riser” shall mean a vertical electrical riser component of the Base Electrical Systems providing Power to all or any portion of a Power Suite and/or the 4th Floor Space through the Electrical Connections.  The vertical electrical risers commonly referred to as “DS3U1”, “DS3OU1”, “U3” and “U4” are part of the Base Electrical Systems as of the Amendment Date and are each a “Riser”, and upon its completion, the U2 Riser shall be a “Riser”.  The U5 Riser is excluded from the definition of “Riser”.

11.1.20                               “U2 Riser” shall mean the 3,000 amp-rated bus duct riser system at the Building consisting of those certain bus duct risers commonly referred to as “U2a” and “U2b”, those certain sub main circuit breakers commonly referred to as “U2a” and “U2b”, and that certain automatic transfer switch commonly referred to as “ATS-U2b”.

11.1.21                               “U5 Riser” shall mean that certain 5,000 amp-rated bus duct riser system at the Building operated exclusively by Tenant as part of the Supplemental Equipment.

11.2        Use; Provision; 4th Floor Premises.

11.2.1     Power (i) shall be made available (a) to the Power Suites by Landlord under the Lease in accordance with this Section 11, and (b) to the 4th Floor Space by Landlord as Master Landlord under the Master Lease (as defined in the 4th Floor Sublease) and by HWS as sublandlord under the 4th Floor Sublease in accordance with this Section 11 as and to the extent incorporated into the 4th Floor Sublease, and (ii) may or will be made so available to both the Power Suites and the 4th Floor Space from certain of the same Risers and Generators.  For the convenience of the parties, this Section 11 (A) contains provisions with respect to such provision of Power and the use of such Risers and Generators by Tenant both as the tenant under the Lease and as the subtenant under the 4th Floor Sublease, and (B) is being incorporated into the 4th Floor Sublease as and to extent provided in the Sublease Amendment for the convenience of the parties to the 4th Floor Sublease and the Master Lease.  Notwithstanding anything in this Section 11 to the contrary:  (1) neither this Section 11 nor its incorporation into the 4th Floor Sublease creates privity of contract between Landlord and Tenant under the Lease with respect to the 4th Floor Space (or provides either Landlord or Tenant with any rights or remedies directly against the other under the Lease with respect to the 4th Floor Space); (2) rights and remedies with respect to the application of this Section 11 to the 4th Floor Space shall be (x) with respect to Tenant, solely as the subtenant under the 4th Floor Sublease, and (y) with respect to Landlord, solely as the Master Landlord under and with respect to the 4th Floor Sublease and the Master Lease; (3) notwithstanding the immediately preceding clauses (1) and (2), the waivers, releases and indemnities of and by Tenant in Section 11.7 below shall be for the benefit of and may be enforced by Landlord and the Landlord Parties with respect to both the Premises and the 4th Floor Space; (4) by execution of this Fourth Amendment and the Sublease Amendment, Tenant agrees that Landlord (as the Master Landlord under and with respect to the 4th Floor Sublease and the Master Lease) shall have the same rights and remedies (including enforcement rights) under the 4th Floor Sublease with respect to those provisions of this Section 11 that are applicable to the 4th Floor Space as provided in this Section 11 with respect to the Power Suites; and (5) this Section 11 does not result in the Lease and the 4th Floor Sublease being in any way cross defaulted with respect to matters which are the subject of this Section 11.

11.2.2     Subject to Tenant’s rights under Section 11.8 below, (i) Landlord has no obligation to provide any electrical power or generator power (including, without limitation, any Power) to the CoreSite Power Suites from any sources, and (ii) Tenant shall be solely responsible for providing, at Tenant’s cost, all electrical power and generator power (including, without limitation, all Power) for the CoreSite Power Suites via the U5 Riser, Generators No. 7 and 8, and the other electrical and generator equipment (including, without limitation, Taps, circuit breakers, panels, related electrical connection and distribution equipment and wiring) that are not part of the Base Electrical Systems but are maintained and operated by Tenant as part of the Supplemental Equipment under the Lease (collectively, the “Tenant Electrical Systems”).  Landlord shall have no maintenance or, other than as a result of the gross negligence or willful misconduct of Landlord or the Landlord Parties (but subject to the waiver and limitations set forth in Section 9.4 of the Lease), repair or other obligations under the Lease with respect to the Tenant Electrical Systems.

11.3        Existing Building Power and Generator Power.

11.3.1     Amount of Existing Power.  Effective as of the Amendment Date, (i) the 1st sentence of the last paragraph of Section 6.9.2 of the Lease is hereby deleted, (ii) the phrase “Landlord Generators” in the last sentence of Section 6.9.2 of the Lease is deleted and replaced with the phrase “Generators other than Generator No. 9 and the Tenant Connecting Equipment therefor”, and (ii) Exhibit F attached to the Lease is deleted and replaced with all of Exhibit F-1, Exhibit F-2, Exhibit F-3 and Exhibit F-4.  Subject to this Section 11, effective from and after the Amendment Date, Tenant shall have the right to draw for both the Power Suites under the Lease and, during the term of the 4th Floor Sublease, the 4th Floor Space under the 4th Floor Sublease (collectively, the “Draw Space”) the following:  (a) up to, but not exceeding, 4,059 amps of Power, in the aggregate, from the Base Electrical Systems (as may be adjusted pursuant to Sections 11.4, 11.5 and 11.6 below, the “Maximum Building Power Amount”); and (b) in the event of a Power Interruption, up to, but not exceeding, 3,979 amps of Power from the Generators (as may be adjusted pursuant to Sections 11.4, 11.5 and 11.6 below, the “Maximum Generator Power Amount”).

11.3.2     Limitations on Use of Power.

11.3.2.1         Notwithstanding anything to the contrary contained in the Lease, effective from and after the Amendment Date:  (i) Landlord’s obligation to provide Power from the Base Electrical Systems and Generators pursuant to this Section 11 shall be subject to any limitations due to applicable electrical code requirements regarding circuit breaker protection and/or any other Applicable Laws and Force Majeure Events (and, with respect to Power from the U2 Riser and Generator No. 9, Tenant’s performance of its obligations set forth in Section 11.10 below); and (ii) Tenant’s draw of Power from each Riser for the Draw Space, in the aggregate, may not exceed the amounts of Power allocated to such Riser on Exhibit F-1 (each such allocated amount, as may be adjusted other than with respect to the U2 Riser, pursuant to Sections 11.4 and 11.6 below, a “Riser Allocation Amount”).  The Riser Allocation Amount (a) as of the Amendment Date for each Riser other than the U2 Riser is set forth in line number 1, Column A of Exhibit F-1, and (b) as of the installation of the U2 Riser, shall be shall be 2,500 amps of Power for the U2 Riser.

11.3.2.2         Notwithstanding anything to the contrary contained in the Lease, effective from and after the Amendment Date, in the event of a Power Interruption, Tenant’s draw of Power from each Generator for the Draw Space may not exceed, in the aggregate, the amounts of Power allocated to such Generator on Exhibit F-1 (each such allocated amount, as may be adjusted other than with respect to Generator No. 9, pursuant to Sections 11.4 and 11.6 below, the “Generator Allocation Amount”), The Generator Allocation Amount (i) as of the Amendment Date for each Generator other than Generator No. 9 is set forth in line number 1, Column B on Exhibit F-1, and (ii) as of the installation of Generator No. 9, shall be 2,500 amps of Power for Generator No. 9.

11.3.3     Provision of Existing Power.

11.3.3.1         Power from the Base Electrical Systems shall be:  (i) made available to the Draw Space 24 hours a day, 7 days a week from the Risers through the applicable Electrical Connections (subject to the limitations set forth in Section 11.3.2 above); (ii) with respect to the Power Suites (a) separately metered by Landlord pursuant to and in accordance with Section 6.2 of the Lease, and (b) separately paid for by Tenant directly to Landlord pursuant to and in accordance with Section 6.2 of the Lease; and (iii) with respect to the 4th Floor Space metered, if at all, and paid for pursuant to and in accordance with the 4th Floor Sublease.

11.3.3.2         Power from each Generator shall be made available to the applicable Draw Space served by such Generator (i) through the applicable Electrical Connections (subject to the limitations set forth in Section 11.3.2 above), (ii) only in the event of a Power Interruption to such applicable Draw Space, and (iii) at no separate charge to Tenant.

11.4        First Power Increase.  Notwithstanding Section 11.3.1 above to the contrary, effective from and after the date that is one business day after the Amendment Date (the “First Increase Date”):  (i) the Maximum Building Power Amount shall increase by 861 amps to 4,920 amps; (ii) the Maximum Generator Power Amount shall increase by 941 amps to 4,920 amps; (iii) the Riser Allocation Amount for each Riser shall increase by the applicable amount set forth in line number 3, Column A on Exhibit F-1 to the applicable amount set forth in line number 4, Column A on Exhibit F-1; and (iv) the Generator Allocation Amount for each Generator shall increase by the applicable amount set forth in line number 3, Column B on Exhibit F-1 to the applicable amount set forth in line number 4, Column B on Exhibit F-1.

11.5        Power Improvements; Second Power Increase.

11.5.1     Landlord shall complete, at Landlord’s sole cost (and not as a Direct Expense), the Power Improvements on or prior to the Amendment Date, subject to extension for any delays caused by the Tenant Parties and/or any Force Majeure Events (such date, as so extended, the “Improvement Deadline”).

11.5.2     Effective from and after the later of (i) the date of completion of the Power Improvements and (ii) the date that is two business days after the Amendment Date (such later date, the “Second Increase Date”):  (a) the Maximum Building Power Amount shall be further increased by 2,500 amps to 7,420 amps; (b) the Maximum Generator Power Amount shall be further increased by 2,500 amps to 7,420 amps; and (c) the Riser Allocation Amount for the U2 Riser and the Generator Allocation Amount for Generator No. 9 shall each increase by 2,500 amps as set forth in line number 6 on Exhibit F-1, and as a result, the Riser Allocation Amount for each Riser and the Generator Allocation Amount for each Generator shall be revised to be the applicable amount set forth in line number 7 on Exhibit F-1.

11.5.3     If Landlord does not complete the Power Improvements within 60 days after the Improvement Deadline, and such failure continues for 30 days after Tenant notifies Landlord thereof in writing, then, as Tenant’s sole remedy for such failure, Tenant shall have the right (i) to complete the Power Improvements in accordance with the Improvement Plans (the “PI Work”), and (ii) to prompt reimbursement by Landlord of Tenant’s actual out-of-pocket costs and expenses to complete the PI Work (collectively, the “PI Work Costs”).  In completing the PI Work, Tenant shall use only those contractors previously engaged by Landlord to perform the Power Improvements (or if not so previously engaged, identified in the Improvement Plans) unless such contractors are unwilling or unable to perform, or timely perform, the PI Work, in which event Tenant may utilize the services of any other qualified contractor that performs similar work in Comparable Buildings.  Promptly following completion of the PI Work, Tenant shall deliver to Landlord a detailed invoice of the work completed, the materials used and the PI Work Costs paid by Tenant therefor. If within 10 business days after Landlord’s receipt of such invoice (the “Objection Period”) Landlord does not (a) deliver to Tenant a detailed written objection to such invoice, or (b) pay to Tenant all amounts of PI Work Costs reflected on such invoice, plus interest thereon at 10% per annum, then Tenant shall be entitled to deduct from Rent due under the Lease the amount of the PI Work Costs set forth in such invoice and not paid by Landlord to Tenant by the end the Objection Period, plus interest thereon at 10% per annum.  If within the Objection Period, Landlord delivers to Tenant a written objection to such invoice, which objection shall set forth with reasonable particularity Landlord’s reasons for objection and the amount of the PI Work Costs in such invoice objected to by Landlord, then Tenant shall not be entitled to deduct from Rent due under the Lease any such invoiced amounts of the PI Work Costs, or interest thereon (other than those invoiced amounts of the PI Work Costs, plus interest thereon, that are not timely objected to by Landlord in such objection notice and have not been paid by Landlord by the end of the Objection Period), but may proceed to claim a default by Landlord under the Lease.  If Tenant prevails in any such claim, the amount of the award (which shall include interest at 10% per annum from the time of each expenditure of PI Work Costs by Tenant until the date such amount is satisfied in full) may be deducted by Tenant from the Rent due under the Lease.  The PI Work completed by Tenant shall be deemed part of the Building Systems and shall at no time be Alterations.

11.5.4     Tenant acknowledges and agrees that:  (i) except for Landlord’s obligation to complete the Power Improvements, Landlord shall have no obligation to perform, provide, or pay for any Taps, circuit breakers, automatic transfer switches, electrical panels, ducts, conduits, wiring, cables, connection equipment or distribution equipment, or any alterations, upgrades, replacements, additions, and/or improvements of or to the Base Electrical Systems (including, without limitation, the Risers), the Generators, the Electrical Connections or any Supplemental Equipment (collectively, the “Connection/Distribution Work”) necessary or desirable for the Draw Space to draw all or any portion of the increased Power described above in Section 11.4 and this Section 11.5 (or as may be necessary or desirable by Tenant to perform the Restoration Work, connect the CoreSite Power Suites to the Risers and Generators and/or allocate or re-allocate Power pursuant to Section 11.8 below, or connect the Draw Space to the U2 Riser and/or Generator No. 9), and (ii) Tenant shall be solely responsible, at Tenant’s expense, for the performance of any such Connection/Distribution Work pursuant to and in accordance with Article 8 of the Lease and otherwise in accordance with the applicable provisions of Section 2.1 of the Summary, Section 6.9 of the Lease, and Section 11.10 below.

11.6        Reduction of Power; Restoration Work.

11.6.1     Reduction of Power — Remainder Premises Suites/4th Floor Space.  Notwithstanding anything to the contrary contained in this Section 11, if any of the suites listed on Exhibit F-2 (the “F-2 Suites”) are part of RP Eliminated Space, then effective from and after the Extended Term Commencement Date:  (i) the Maximum Building Power Amount and the Riser Allocation Amount for each applicable Riser for such eliminated F-2 Suite specified in Column A of Exhibit F-2 shall be decreased by the amount of amps shown for such eliminated F-2 Suite in Column C of Exhibit F-2; and (ii) the Maximum Generator Power Amount and the Generator Allocation Amount for each applicable Generator for such eliminated F-2 Suite specified in Column B of Exhibit F-2 shall be decreased by the amount of amps shown for such eliminated F-2 Suite in Column D of Exhibit F-2.  In addition, if the 4th Floor Sublease expires or terminates prior to the expiration or termination of the Lease, then effective from and after the date of such expiration or termination of the 4th Floor Sublease:  (a) the Maximum Building Power Amount and the Riser Allocation Amount for each applicable Riser specified in Column A of Exhibit F-4 shall be decreased by the amount of amps shown in Column C of Exhibit F-4; and (b) the Maximum Generator Power Amount and the Generator Allocation Amount for each applicable Generator specified in Column B of Exhibit F-4 shall be decreased by the amount of amps shown in Column D of Exhibit F-4.

11.6.2     Reduction of Power — 2.2 Option.  Notwithstanding anything to the contrary contained in this Section 11, if there is Eliminated Space following the exercise of a 2.2 Option, then effective from and after the commencement date of the Option Term for such 2.2 Option:  (i) the Maximum Building Power Amount for such Option Term shall be decreased by the product of (a) the Maximum Building Power Amount immediately preceding such Option Term, multiplied by (b) the Power Reduction Percentage; (ii) the Maximum Generator Power Amount for such Option Term shall be decreased by the product of (a) the Maximum Generator Power Amount immediately preceding such Option Term, multiplied by (b) the Power Reduction Percentage; and (iii) the Riser Allocation Amounts and Generator Allocation Amounts shall be decreased to take into account the reduction of the Premises by the Eliminated Space and the consequent reductions in the Maximum Building Power and Maximum Generator Power in such a manner, from such Risers and Generators and in such amounts therefrom as shall be reasonably determined by Landlord after consultation with Tenant; provided, however, in no event shall the Riser Allocation Amount for the U2 Riser or the Generator Allocation Amount for Generator No. 9, respectively, be reduced below 2,500 amps.  The “Power Reduction Percentage” shall mean a fraction (expressed as a percentage), the numerator of which is the number of rentable square feet of each Direct Power Suite and CoreSite Power Suite that is Eliminated Space for such Option Term, and the denominator of which is the number of rentable square feet of all Direct Power Suites, CoreSite Power Suites and the 4th Floor Space that are leased under the Lease and the 4th Floor Sublease immediately prior to the commencement date of such Option Term.

11.6.3     Restoration Work.

11.6.3.1         If Tenant modifies (or causes any modification of) any Electrical Connections serving the Power Suites following the Amendment Date by installing new cable and/or conduit from the Taps serving any of the Power Suites listed on Exhibit F-3, then, prior to the expiration or earlier termination of the Lease, Tenant shall:  (i) leave in place the Taps having the aggregate rating shown for such Power Suite on Exhibit F-3, together with all conduit and cabling and automatic transfer switches associated with such Taps; and (ii) leave in place all other Taps serving such suite, open the Tap disconnects and remove all connections from such other Taps including all conduit and cabling and automatic transfer switches associated with such other Taps.

11.6.3.2         If Tenant does not modify (or cause any modification of) any Electrical Connections serving the Power Suites following the Amendment Date by installing new cable and/or conduit from the Taps serving a Power Suite, then Tenant’s only restoration obligation with respect to such Electrical Connections serving such Power Suites shall be to surrender the same to Landlord in good working order and condition on or prior to the expiration or earlier termination of the Lease.

11.6.3.3         Tenant shall be obligated to perform the restoration work described above in this Section 11.6.3 (the “Restoration Work”):  (i) with respect to any suite listed on Exhibit F-3 which constitutes RP Eliminated Space or Eliminated Space, as the case may be, prior to the Extended Term Commencement Date (with respect to any RP Eliminated Space) or the commencement date of the applicable Option Term (with respect to any Eliminated Space); (ii) at Tenant’s cost; and (iii) pursuant to and in accordance with Article 8 of the Lease and the applicable provisions of Section 2.1 of the Summary and Section 6.9 of the Lease.  The Restoration Work shall not affect Tenant’s obligations with respect to the Special Equipment under Section 11.10 below.

11.6.3.4         Restoration Work with respect to the 4th Floor Space is governed by the 4th Floor Sublease.

11.7        Over-Load Condition.

11.7.1     Over-Load Condition Generally.

11.7.1.1         “Over-Load Condition” shall mean that Tenant’s actual draw of Power (i) from an individual Riser exceeds such Riser’s then applicable Riser Allocation Amount, or (ii) from a particular Generator exceeds such Generator’s then applicable Generator Allocation Amount.  An Over-Load Condition shall not exist to the extent such excess Power draw arises from the acts or willful or negligent omissions of Landlord or any of the Landlord Parties or as a result of Force Majeure Events.

11.7.1.2         Tenant acknowledges and agrees that (i) Landlord’s provision of Power to the Building from the Base Electrical Systems and, when applicable, from the Generators, including, without limitation, to the premises of the other tenants and occupants of the Building (collectively, the “Other Tenants”) is integral to the operation and management of the Building and the business operations of the Other Tenants, (ii) the occurrence of an Over-Load Condition may cause or result in interruptions in Landlord’s provision of such Power, and (iii) accordingly, it is of the utmost importance to Landlord that Over-Load Conditions do not occur and, if any Over-Load

Conditions do occur, that they be as limited in duration and scope as possible.  In connection with the foregoing, Tenant shall (a) prudently monitor Tenant’s draw of Power from the Base Electrical Systems and, when applicable, from the Generators, to the Draw Space, and (b) use commercially reasonable efforts to avoid the occurrence of an Over-Load Condition at any time and to cause the immediate cessation of any Over-Load Condition which occurs.

11.7.2                 Landlord’s Remedies.  If an Over-Load Condition occurs, then, in addition to any other rights and remedies Landlord may have under the Lease, at law and/or in equity, the following shall apply:  (i) Tenant shall take such actions as are necessary to cause the cessation of such Over-Load Condition as soon as possible after Tenant has knowledge thereof; and (ii) Tenant shall indemnify, defend, protect, and hold harmless Landlord and the Landlord Parties from and against all Claims to the extent arising from the occurrence of such Over-Load Condition, except to the extent arising out of the acts or willful or negligent omissions of Landlord or the Landlord Parties that prevent or impair Tenant’s ability to cause the cessation of such Over-Load Condition.  If such Over-Load Condition continues for 48 consecutive hours or longer after Landlord delivers written notice to Tenant thereof, then Landlord may, without any further notice, take such actions as are necessary, in Landlord’s sole and absolute discretion, to cause the cessation of such Over-Load Condition (including, without limitation, shutting off Power to the Taps through which Tenant draws Power from the applicable Riser or Generator) (any such action by Landlord, a “Landlord Curative Action”).  Notwithstanding the foregoing to the contrary, if an Over-Load Condition is continuing and Landlord in good faith believes that the further continuance of such Over-Load Condition is reasonably likely to result in (a) immediate and material harm to persons and/or damage to property, and/or (b) an interruption (or continued interruption) in Landlord’s provision of Power from the Base Electrical Systems and/or Generators to any portion of the Building, including, without limitation, the premises of Other Tenants, then Landlord may, without any notice requirement (including, without limitation, the notice referred to in the immediately preceding sentence), take a Landlord Curative Action.  If Landlord takes any Landlord Curative Action, then Tenant shall, within 30 days after Tenant’s receipt of an invoice therefor, reimburse Landlord for all actual, out-of-pocket costs incurred by Landlord in taking such Landlord Curative Action, plus interest thereon at 10% per annum.  In addition, Tenant agrees that, to the extent not prohibited by Applicable Laws and other than to the extent arising out of the gross negligence or willful misconduct of Landlord or the Landlord Parties (but subject to the waiver and limitations set forth in Section 9.4 of the Lease), Landlord and the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any and all costs, damages, expenses, fines, fees, injuries, liabilities, and losses sustained by Tenant or the Tenant Parties, or by other persons claiming through Tenant or the Tenant Parties, as a result of or in connection with any Landlord Curative Action.  If an Over-Load Condition occurs with respect to a particular Riser or Generator more than 2 times during any consecutive 12-month period, then within 10 days after Tenant’s receipt of a written request from Landlord therefor, Tenant shall permanently adjust the trip settings on (or otherwise modify) the Electrical Connections for such Riser or Generator such that, after the completion of such work, an Over-Load Condition cannot physically occur with respect to such Riser or Generator (such work, a “Tenant Curative Action”).  Each Tenant Curative Action shall be performed by Tenant, at Tenant’s cost, pursuant to and in accordance with Article 8 of the Lease and the applicable provisions of Section 2.1 of the Summary and Section 6.9 of the Lease.

11.8        Tenant’s Right to Allocate Power.  Notwithstanding the foregoing provisions of this Section 11 to the contrary, but subject to the provisions of this Section 11.8, Tenant shall have the right, at Tenant’s cost and in such manner and amounts as Tenant may elect from time to time, after notice to Landlord, to allocate or re-allocate across the Draw Space (each a “Tenant Allocation”) (i) all or any portion of the Power from the Base Building Systems comprising the Maximum Building Power Amount, and/or (ii) in the event of a Power Interruption, all or any portion of the Power from the Generators comprising the Maximum Generator Power Amount.  Notwithstanding the foregoing, in no event shall any Tenant Allocation result in (a) an Over-Load Condition, (b) Power being allocated to those portions of the Draw Space serviced by the same Riser in excess of the Riser Allocation Amount for such Riser, and/or (c) in the event of a Power Interruption, Power being allocated to those portions of the Draw Space serviced by the same Generator in excess of the Generator Allocation Amount for such Generator.  Any Tenant Allocation shall be subject to the provisions of Section 11.6.3 above.  Tenant shall be solely responsible, at Tenant’s cost, for the performance of all Connection/Distribution Work as may be necessary or desirable to accommodate or provide for each Tenant Allocation, but only after consultation with Landlord and pursuant to and in accordance with Article 8 of the Lease and the applicable provisions of Section 2.1 of the Summary and Section 6.9 of the Lease.  Landlord shall have no obligation to perform, provide, or pay for any Tenant Allocation related Connection/Distribution Work; provided that upon at least 21 days’ prior written notice from Tenant, Landlord shall, up to 8 consecutive hours on 4 separate days during any consecutive 12-month period (but not more often than once in any consecutive 60-day period), de-energize the applicable Riser in order to allow Tenant to complete such Tenant Allocation related Connection/Distribution Work.

11.9        Landlord’s Right to Allocate Power.  Notwithstanding anything to the contrary contained in this Section 11, Landlord shall have the right up to 4 times during any consecutive 12-month period during the remainder of the Lease Term following the Amendment Date, upon at least 30 days’ prior written notice to Tenant (a “Re-Allocation Notice”), to (i) re-allocate all or any portion of the Power which Tenant is entitled to draw from a particular Riser to a different bus duct riser or risers in the Building, and/or (ii) re-allocate all or any portion of the Power which Tenant is entitled to draw from a particular Generator to a different backup power generator or generators in the Building which are not owned by Tenant or any Other Tenants (each a “Landlord Allocation”), so long as such Landlord Allocation does not result in (a) a decrease in the Maximum Building Power Amount or Maximum Generator Power Amount, (b) any re-allocation of Power from the U2 Riser, or (c) any re-allocation of Power from Generator No. 9.  In the event of any Landlord Allocation, Landlord shall, at Landlord’s sole cost (and not as a Direct Expense) perform such Connection/Distribution Work as is necessary to make available to the Draw Space after such Landlord Allocation at least as much Power as was allocated (taking into account any Tenant Allocations) to such Draw Space immediately prior to such Landlord Allocation.  Landlord shall perform such Landlord Allocation related Connection/Distribution Work only after consultation with Tenant and as, when and in a manner so as to ensure as little interruption with Tenant’s business operations as reasonably possible, including, without limitation, by temporarily connecting the applicable Draw Space to a backup power generator.  Promptly after Landlord’s delivery of a Re-Allocation Notice, Landlord and Tenant shall enter into an amendment to the Lease memorializing the applicable Landlord Allocation (including modifying Riser Allocation Amounts, Generator Allocation Amounts, Exhibit F-2, Exhibit F-3 and Exhibit F-4 as necessary to reflect such Landlord Allocation).

11.10      Use of U2 Riser and Generator No. 9.

11.10.1          Use.  Subject to this Section 11.10, effective from and after the Second Increase Date:

11.10.1.1               Tenant shall have the exclusive right to use, at Tenant’s cost, both the U2 Riser and Generator No. 9 (however, Tenant shall only have the right to use Generator No. 9 in the event of a Power Interruption or to perform any testing, inspections or maintenance required of Tenant pursuant to this Section 11.10);

11.10.1.2               Tenant shall have the right to draw up to, but not exceeding, 2,500 amps of Power at any one time from the U2 Riser for Tenant’s use in any or all of the Draw Space that Tenant elects to be served by the U2 Riser (and, as to Draw Space other than the Direct Power Suites, that Tenant connects to the U2 Riser pursuant to this Section 11).  Tenant’s right to draw such Power from the U2 Riser shall be in the aggregate and not 2,500 amps of Power from each of bus duct risers “U2a” and “U2b”.

11.10.1.3               In the event of a Power Interruption to any of the Draw Space served by Generator No. 9, Tenant shall have the right to draw up to, but not exceeding, 2,500 amps of Power at any one time during such Power Interruption from Generator No. 9 for Tenant’s use in any or all of such space.

11.10.2          Installation of Tenant Connecting Equipment.

11.10.2.1               From and after the Second Increase Date, but subject to this Section 11.10, Tenant shall have the right to install, at Tenant’s sole cost and expense, all connection and distribution equipment (including, without limitation, ducts, conduits, cables, wiring, electrical panels, circuit breakers, Taps, and automatic transfer switches in the shafts, chases, utility and electrical closets, common areas and other facilities and areas of the Building) necessary to connect those portions of the Draw Space designated by Tenant to the U2 Riser and/or to Generator No. 9 and/or to draw Power therefrom (collectively, the “Tenant Connecting Equipment”).  Tenant’s installation of the Tenant Connecting Equipment shall be pursuant to and in accordance with Article 8 of the Lease, and otherwise in accordance with the applicable provisions of Section 2.1 of the Summary and Sections 6.9 and 24.18 of the Lease.

11.10.2.2               Landlord shall, as part of the installation of the U2 Riser, commission Landlord’s electrical engineer of record for the Building to perform an electrical coordination and arc flash study (the “U2 Riser Study”); originals of the U2 Riser Study shall be kept on file by Landlord and a copy thereof shall be delivered to Tenant promptly following completion thereof.

11.10.2.3               In connection with Tenant’s installation of the Tenant Connecting Equipment for the U2 Riser (the “U2 Riser Connecting Equipment”), Tenant shall, at Tenant’s cost, commission Landlord’s electrical engineer of record for the Building to perform an electrical coordination and arc flash study for such U2 Riser Connecting Equipment (the “U2 Connecting Study”) and deliver the same to Landlord for Landlord’s review and reasonable approval, which shall be given or withheld in writing within 10 business days after receipt of the U2 Connecting Study.  If Landlord withholds its reasonable approval, written notice thereof shall contain Landlord’s detailed written objections to the U2 Connecting Study.  If Landlord fails timely to respond in writing to the U2 Connecting Study, Landlord shall be deemed to have approved such study.  All plans and specifications for the installation of the U2 Riser Connecting Equipment must be consistent with both the U2 Riser Study and the U2 Connecting Study.  All conduit connections to the U2 Riser installed by Tenant as part of the U2 Riser Connecting Equipment shall be made with only flexible connections as permitted under Applicable Laws; rigid connections are not permitted.  Each of the automatic transfer switches installed by Tenant as part of the U2 Connecting Equipment shall be installed by Tenant, at Tenant’s cost, within the applicable portions of the Draw Space served by the U2 Riser.  Following Tenant’s installation of each material component of the U2 Riser Connecting Equipment, Tenant shall, at Tenant’s cost, promptly deliver to Landlord an updated “as-built” single line electrical diagram depicting all of the connections maintained by Tenant to the U2 Riser, together with a copy of any and all final sign offs and approvals required by the applicable governmental agencies for Tenant to install and operate the U2 Riser Connecting Equipment.

11.10.3          Special Equipment.  As used herein, (i) the “Special Equipment” shall mean, collectively, the U2 Riser, Generator No. 9, and the Tenant Connecting Equipment, and (ii) the “Special Equipment Site” shall mean those portions of the Building located outside of the Premises and the 4th Floor Space where the Special Equipment is located.  Except for Landlord’s obligation to perform the Power Improvements, Landlord shall not (a) have any obligation with respect to the maintenance, repair, replacement, operation and/or management of the Special Equipment (including, without limitation, any obligation to perform, provide, or pay for the installation of any Connection/Distribution Work or Tenant Connecting Equipment as may be necessary or desirable to connect any portion of the Draw Space to the U2 Riser and/or Generator No. 9, and/or to draw Power therefrom), or (b) be responsible for any damage that may be caused to the Special Equipment, except to the extent such damage is caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties (but subject to the waiver and limitations set forth in Section 9.4 of the Lease).  Landlord and Tenant acknowledge and agree that for all purposes under the Lease:  (1) those portions of the Special Equipment located outside the Premises and the 4th Floor Space shall be deemed to be part of the Supplemental Equipment; (2) the Special Equipment Site shall be deemed to be a part of the Supplemental Areas; and (3) accordingly, the Special Equipment and the Special Equipment Site shall be subject to all of the provisions of the Lease pertaining to the Supplemental Equipment and Supplemental Areas, except as otherwise provided in and/or modified by this Section 11.10.3, provided that in no event shall Tenant (A) have any right or obligation at any time to remove the U2 Riser or Generator No. 9, or (B) be deemed to be the owner of the U2 Riser or Generator No. 9 for any purpose.

11.10.4          Permits.  Prior to Tenant’s installation of any Tenant Connecting Equipment or operation of the U2 Riser or Generator No. 9, Tenant shall have obtained (and delivered to Landlord), at Tenant’s cost, all permits and approvals necessary for Tenant to install such Tenant Connecting Equipment (which permits and approvals must be based upon the Landlord approved plans and specifications for such Tenant Connecting

Equipment) and to operate the U2 Riser or Generator No. 9 (as the case may be) (collectively, the “Permits”), including, without limitation, an operating permit for Generator No. 9 from the South Coast Air Quality Management District (which shall have Tenant’s name thereon as managing operator of Generator No. 9).  Tenant shall, at Tenant’s cost, obtain and maintain all such Permits in good standing at all times from and after the Second Increase Date, and shall deliver evidence of such good standing to Landlord promptly after request therefor.  Upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s cost, take all such reasonable actions as are necessary to transfer the Permits to Landlord (unless otherwise elected by Landlord in writing prior to the expiration or earlier termination of the Lease).

11.10.5          Maintenance and Operation of Special Equipment.

11.10.5.1       Maintenance and Operation.  Notwithstanding the provisions of the Existing Lease (including, without limitation, the limitations on repairs and maintenance in Section 7.1 of the Lease) to the contrary, Tenant shall be responsible, at Tenant’s cost (including, without limitation, utilities costs), for the operation, repair, maintenance, and, if necessary, replacement of the Special Equipment so as to operate and maintain the same in good working order and condition from and after the Second Increase Date (subject, however, to Landlord’s payment of the Landlord Contribution Amount for any Approved Replacement pursuant to Section 11.10.5.4 below).  In connection with the foregoing, Tenant shall maintain the Special Equipment in compliance with (i) all Applicable Laws, (ii) customary industry standards, (iii) applicable manufacturer guidelines, and (iv) to the extent not in conflict with the foregoing, Landlord’s written preventative maintenance program therefor as delivered to Tenant prior to the Amendment Date (which, with respect to the U2 Riser, currently follows the NETA Standards [International Electrical Testing Association, f/k/a National Electrical Testing Association]), as such preventative maintenance program may be reasonably modified by Landlord in writing from time-to-time so long as such modifications are not in conflict with clauses (i) through (iii) of this Section 11.10.5.1.  If there exists a conflict among the requirements, standards and/or programs set forth in clauses (i) through (iii) of this Section 11.10.5.1, Tenant acknowledges that (a) clauses (i) and (iii) shall control over clause (ii), and (b) Tenant shall comply with those requirements, standards and programs in clauses (i) and (iii) which provide for the higher level of safety and diligence.  Tenant’s compliance with Landlord’s preventative maintenance program shall include, without limitation, the performance of testing and inspections on the Special Equipment of the type and in the frequency as required thereby.  Landlord and Tenant shall, prior to Tenant’s installation of any Tenant Connecting Equipment, develop a mutually agreeable schedule for the performance of any testing and inspections involving or requiring running Generator No. 9, power outages and/or the removal of electrical panel covers; provided that Tenant shall have no right to run Generator No. 9 for any such testing or inspections unless Tenant has provided at least 48 hours’ prior written notice thereof to Landlord, and then only after normal business hours (unless otherwise reasonably approved by Landlord).  All maintenance, repair, replacements, testing and inspections of the Special Equipment shall be (1) subject to Landlord’s prior, reasonable approval (except that Landlord may withhold its approval in its sole and absolute discretion with respect to any such matters that would result in a Design Problem), and (2) performed by qualified, licensed and bonded contractors reasonably approved by Landlord.  Records of all such maintenance, repair, replacements, testing and inspections of the Special Equipment shall be provided by Tenant to Landlord within 30 days after written request therefor.

11.10.5.2               Special Provisions for U2 Riser.  Tenant shall cause all automatic transfer switches connected to the U2 Riser to be synchronized to avoid a substantial inrush of electrical current when switching from Generator No. 9 to the U2 Riser.  If a trip of the “U2a” or “U2b” sub-main circuit breakers or the main switch board breaker for the U2 Riser occurs, then the circuit breaker(s) shall be reset by Tenant in accordance with the safety guidelines of the National Fire Protection Association (NFPA) 70E — Standard for Electrical Safety In the Workplace-2010 Edition, Section 130.6(K)-Reclosing Circuits After Protective Device Operation, which, in summary, states that if the circuit breaker(s) is/are deenergized by Long Time Pickup (overload), then reenergizing is allowed without further examination; however, if the circuit breaker(s) was/were deenergized by Short Time Pick Up, Instantaneous Fault, or Ground Fault, then examination of the circuit must be performed prior to any attempts to reenergize.  If the 4,000 amp main circuit breaker trips, only Landlord’s engineer or other Landlord authorized personnel may reset the same.  Tenant hereby acknowledges and agrees that (i) Landlord maintains restricted access to the main electrical room located on the P-1 level of the Building wherein the “U2a” and “U2b” sub-main circuit breakers and ATS-U2b are located, and (ii) Tenant shall abide by all reasonable rules and regulations of Landlord in accessing such main electrical room (including, without limitation, during emergency situations); provided that to the extent any of Tenant’s obligations under the Lease require access to such main electrical room and Tenant is denied or unreasonably delayed in its entry to such room through no fault of Tenant or the Tenant Parties, Tenant’s applicable obligations shall be tolled until such time as Tenant has all necessary access to such main electrical room.

11.10.5.3       Modification of Special Equipment.  Tenant shall have the right, at Tenant’s cost, to modify the Special Equipment so long as such modification does not cause a Design Problem and Tenant, at Tenant’s cost, removes or restores, as applicable, all such modifications on or before the expiration of the Lease Term.

11.10.5.4       Replacement of Special Equipment.  This Section 11.10.5.4 shall be applicable only to replacements of the U2 Riser and/or Generator No. 9 described herein and there shall be no Landlord Contribution Amounts payable with respect to any Tenant Connecting Equipment that may be concurrently replaced.  If (i) Tenant replaces any component of the U2 Riser and/or Generator No. 9 which is (a) necessary to operate and maintain the U2 Riser and/or Generator No. 9 in good working order and condition and/or otherwise comply with Tenant’s maintenance obligations in Section 11.10.5.1 above, (b) approved by Landlord as provided in Section 11.10.5.1 above, (c) not the result of the negligent acts or omissions or willful misconduct of Tenant or the Tenant Parties, or the failure by Tenant to comply with any of the terms, covenants or conditions of this Section 11.10 (including, without limitation, Tenant’s maintenance obligations in Section 11.10.5.1 above), and (d) considered a capital improvement under generally accepted accounting principles, consistently applied, and has a useful life (as reasonably determined by the parties) in excess of the greater of (1) 3 years, and (2) the remaining portion of the then-current Lease Term (plus the Option Term of any then-exercised 2.2 Option which has not yet commenced) as of the date such replacement is installed, and (ii) prior to Tenant installing any such replacement, Tenant obtained Landlord’s prior approval (not to be unreasonably withheld, conditioned or delayed) of the cost estimate of the out-of-pocket costs of such replacement, and (iii) the actual out-of-pocket costs of Tenant for such replacement (collectively, the “Replacement Costs”“) exceed $50,000.00 (any such replacement meeting the criteria set forth in clauses (i) through (iii), an “Approved Replacement”), then Landlord shall reimburse Tenant for the Landlord Contribution Amount pertaining to such Approved Replacement.  As used herein, the “Landlord Contribution Amount” shall mean, with respect to each Approved Replacement, the product of (A) the Replacement Costs of such Approved Replacement (which shall not exceed the cost estimate therefor previously approved by Landlord, unless such excess is approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed), multiplied by (B) a fraction, the numerator of which is the number of years of the useful life of such Approved Replacement that will occur after the expiration of the then-current Lease Term (and any Option Term of any then-exercised 2.2 Option which has not yet commenced), and the denominator of which is the total number of years of the useful life of such Approved Replacement.  Promptly following completion of the Approved Replacement, Tenant shall deliver to Landlord a detailed invoice of the Replacement Costs thereof, and Landlord shall pay to Tenant the Landlord Contribution Amount for such Replacement Costs within 30 days after Landlord’s receipt of such invoice.  If Landlord fails to pay such Landlord Contribution Amount within such 30-day period, and such failure shall continue for more than 5 business days after notice of such failure is delivered by Tenant to Landlord, then Tenant shall be entitled to deduct from Rent due under the Lease the amount of such Landlord Contribution Amount, plus interest thereon at 10% per annum.  If following Landlord’s payment of a Landlord Contribution Amount for a particular Approved Replacement, the Lease Term is extended for the Option Term of a 2.2 Option which was not exercised as of the date such Approved Replacement was installed, then Tenant shall repay to Landlord a portion of such Landlord Contribution Amount equal to the product of (x) such Landlord Contribution Amount, multiplied by (y) a fraction, the numerator of which is the number of years of the useful life of such Approved Replacement that will occur during such Option Term, and the denominator of which is the total number of years of the useful life of such Approved Replacement; such payment by Tenant shall be made within 30 days after Tenant’s receipt of an invoice therefor from Landlord.  The parties agree that their respective payments for the Replacement Costs are intended for federal tax purposes to be treated as investments in leasehold improvements depreciable by each party in accordance with and subject to Internal Revenue Code Section 168(i)(8).

11.10.6          Relocation Right.  Landlord may, at Landlord’s cost (and not as a Direct Expense) and upon at least 30 days’ prior written notice to Tenant, relocate Generator No. 9 to another location at the Project designated by Landlord.  If Landlord so relocates Generator No. 9, Landlord shall perform such relocation in a manner so as to ensure as little interruption with Tenant’s business operations as reasonably possible, including, without limitation, by temporarily connecting the applicable portions of the Draw Space connected to Generator No. 9 to another backup power generator.

11.10.7          Default.  If Tenant fails to comply with any of the covenants and/or conditions set forth in this Section 11.10 as and when required, then without limiting Landlord’s rights and remedies it may otherwise have under the Lease, at law and/or in equity, Tenant shall, upon written notice from Landlord, have the option either to:  (i) immediately discontinue its use of the particular items of the Special Equipment which are non-compliant, remove such items of the Tenant Connecting Equipment which are non-compliant (unless otherwise directed by Landlord), and repair any damage caused to the Special Equipment Site, Building and/or Project by such removal, or (ii) correct such noncompliance within 5 days after receipt of notice or such longer period as may be reasonably necessary to correct such noncompliance, so long as Tenant commences to correct such noncompliance within such 5-day period and thereafter proceeds with due diligence to correct such noncompliance.  If Tenant elects the option described in clause (ii) of the immediately preceding sentence and Tenant fails to correct such noncompliance within the applicable time period described in clause (ii), then Tenant shall immediately discontinue its use of the particular items of the Special Equipment which are non-compliant and remove such items of the Tenant Connecting Equipment which are non-compliant (unless otherwise directed by Landlord).  Tenant acknowledges that the provisions of this Section 11.10.7 shall not modify, diminish or otherwise impair any applicable rights or remedies Landlord may elect to pursue in accordance with Section 11.7.2 above.

11.10.8          Surrender.  Notwithstanding the terms of Article 14 of the Lease, upon the expiration of the Lease Term or upon any earlier termination of the Lease, Tenant shall surrender possession of the Special Equipment to Landlord in good working order, repair and condition; it being acknowledged and agreed that Tenant shall have no obligation to remove any Tenant Connecting Equipment unless Landlord notified Tenant in writing prior to installation of such applicable Tenant Connecting Equipment that Tenant shall be required to remove the same upon the expiration or earlier termination of the Lease (in which case Tenant shall, at Tenant’s cost, remove such Tenant Connecting Equipment, and repair any damage caused by such removal, on or prior to such expiration or earlier termination pursuant to Article 8 of the Lease and the applicable provisions of Section 2.1 of the Summary and Section 6.9 of the Lease and in accordance with a removal plan reasonably approved by Landlord).

11.11      Electrical Power for Office Space and Storage Space.

11.11.1      Electrical Power.  This Section 11.11 shall govern Landlord’s obligation to provide electrical power to the Office Space and Storage Space, and the foregoing provisions of this Section 11 shall govern Landlord’s obligation to provide electrical power to the Power Suites.  In no event may Tenant convert any portion of the Office Space or Storage Space to a Power Suite for purposes of drawing any electrical or generator power thereto other than Standard Electrical Power.  Notwithstanding anything to the contrary contained in the Lease, from and after the Amendment Date, Landlord shall make available to (i) the Office Space and Storage Space, electricity from the “house” Building-electrical panels then serving the Office Space and Storage Space sufficient to power the overhead lights existing in the Office Space and Storage Space as of the Amendment Date, and (ii) the Office Space, only, electrical power in amounts reasonably sufficient for normal office use (the electricity provided in clauses (i) and (ii), the “Standard Electrical Power “).  Notwithstanding the first sentence of Section 6.2 of the Lease (or anything else contained in the Lease) to the contrary, Landlord’s provision of the Standard Electrical Power to the Office Space and Storage Space shall be provided as part of Utility Expenses and shall not be separately metered.  Effective from and after the Amendment Date, Section 4.2.9(hh) of the Lease is hereby deleted and replaced with the following:  “costs of electricity or power provided to any leased or occupied space in the Building wherein the primary use thereof is as a data center or for other telecommunications-related purposes”.

11.11.2      Limitations on Use of Power.  Tenant shall not operate any electrical equipment from the outlets or other connections serving the Storage Space other than Tenant’s use of Building-standard lights therein.  In addition, Tenant shall not, without Landlord’s prior written consent, use machines or equipment in the Office Space other than normal fractional horsepower office machines and equipment (in each case using not more than 110 volts).

12.          Release and Waiver.

12.1        Release by Tenant.  In consideration for Landlord’s covenants and agreements set forth in this Fourth Amendment, including, without limitation, in Section 11 above, Tenant, on behalf of itself and all of its agents, attorneys, partners, members, joint venturers, officers, directors, shareholders, employees, representatives, affiliates, predecessors, successors, assigns, and subtenants, and each of them, hereby forever:  (i) waives and relinquishes any right to (a) dispute that prior to the First Increase Date, Landlord had or has any obligation to make available from the Base Electrical Systems or the Generators (and/or any other systems, equipment, generators or sources) (1) electrical or generator power (including any Power) to (A) the Direct Power Suites and the 4th Floor Space in an amount in excess of the Maximum Building Power Amount or Maximum Generator Power Amount, as applicable, in effect as of the Amendment Date, (B) any Direct Power Suite or the 4th Floor Space in an amount in excess of the Riser Allocation Amount or Generator Allocation Amount, as applicable, set forth in line number 1 of Exhibit F-1, or (C) any of the CoreSite Power Suites, or (2) electrical power to the Office Space and Storage Space in excess of the Standard Electrical Power, or (b) dispute that prior to the Improvement Deadline, Landlord had or has any obligation to make available from the Base Electrical Systems or the Generators (and/or any other systems, equipment, generators or sources) (1) electrical or generator power (including any Power) to (A) the Direct Power Suites and the 4th Floor Space in an amount in excess of the Maximum Building Power Amount or Maximum Generator Power Amount, as applicable, in effect as of the First Increase Date, (B) any Direct Power Suite or the 4th Floor Space in an amount in excess of the Riser Allocation Amount or Generator Allocation Amount, as applicable, set forth in line number 3 of Exhibit F-1, or (C) any of the CoreSite Power Suites, or (2) electrical power to the Office Space and Storage Space in excess of the Standard Electrical Power; or (c) claim a breach by Landlord for any period prior to the Amendment Date with respect to any obligations of Landlord to provide or make available electrical power and/or generator power to the Existing Premises (the matters described in clauses (a) through (c), collectively, the “Disputed Matters”); and (ii) releases, acquits and forever discharges Landlord and its agents, attorneys, partners, members, joint venturers, officers, directors, shareholders, employees, representatives, affiliates, predecessors, successors and assigns (including, without limitation, any subsequent owner of the Project and any prior, existing or future mortgagee of the Project), and each of them

(collectively, the “Landlord Released Parties”), from any and all demands, damages, charges, claims, liabilities, losses, costs, expenses, attorneys’ fees and/or causes of action of any type, kind, nature description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, previously existing, now existing or hereafter arising, in law or equity, which Tenant ever had or now has or hereafter can, shall, or may have against the Landlord Released Parties, and each of them, which arise out of or are in any way connected, directly or indirectly, to the Disputed Matters (collectively, the “Released Claims”), and those Released Claims only.  This release by Tenant shall not affect or apply to Landlord’s obligation to perform the Power Improvements or Landlord’s other obligations under Section 11 above.  Tenant acknowledges that it might hereafter discover facts different from or in addition to those Tenant now knows or believes to be true with respect to the Released Claims, and Tenant expressly agrees to assume the risk of possible discovery of additional or different facts, and agrees that this Fourth Amendment shall be and remain effective in all respects regardless of such additional or different discovered facts, or any change in circumstances.

12.2        Waiver of California Code of Civil Procedure Section 1542.  With respect to the Released Claims, Tenant acknowledges that Tenant has either been advised by legal counsel or has made itself familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Tenant, being aware of the above code section, hereby expressly waives any rights Tenant may have thereunder, as well as under any other statutes or common-law principles of similar effect pertaining to the Released Claims.

12.3        Claims Not Assigned.  Tenant represents and warrants to Landlord that it has not heretofore assigned or transferred or purported to assign or transfer to any person, firm, corporation or other entity, any of the Released Claims.  Tenant shall indemnify, defend and hold the Landlord Parties harmless from and against any and all claims, demands, debts, damages, obligations, liabilities, costs, losses, expenses, rights of action, and causes of action based on, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

12.4        No Admission of Liability.  Landlord and Tenant acknowledge that the provisions of Section 11 above and this Section 12 represent a compromise and settlement pertaining to the Dispute, and by entering into this Fourth Amendment, neither Landlord nor Tenant admits or acknowledges the existence of any liability or wrongdoing.  This Fourth Amendment shall not be treated as an admission of liability by Landlord or Tenant for any purpose.

13.          Replacement of Exhibits A-4 and A-5.  Effective retroactively to the Effective Date of the Original Lease:  (i) Exhibit A-4 attached to the Original Lease is deleted and replaced with the Exhibit A-4 attached hereto; and (ii) Exhibit A-5 attached to the Original Lease is deleted and replaced with the Exhibit A-5 attached hereto.

14.          Address of Landlord.  Landlord’s address currently set forth in Section 11 of the Summary, is deleted and replaced with the following:

Hines REIT One Wilshire LP,
c/o Hines Interests Limited Partnership
624 South Grand Avenue, Suite 2435
Los Angeles, California 90017
Attention:  Property Manager

15.          Brokers.  Landlord and Tenant each represents and warrants to the other that:  (i) it has had no dealings with any real estate broker or agent in connection with the negotiation and execution of this Fourth Amendment other than (a) Hines Interests Limited Partnership (“Hines Interests”) representing Landlord (whose commissions, if any, shall be paid by Landlord pursuant to a separate agreement between Landlord and Hines Interests) and (b) CoreSite Realty Corporation (“CS Realty”) representing Tenant (whose commissions, if any, shall be paid by Tenant pursuant to a separate agreement between Tenant and CS Realty); and (ii) it knows of no other real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the breach by the indemnifying party of any of such indemnifying party’s representations, warranties and/or covenants set forth above in this Section 15.

16.          No Further Modification.  Except as set forth in this Fourth Amendment, all of the terms and provisions of the Existing Lease shall remain unmodified and in full force and effect.

17.          Counterparts.  This Fourth Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Fourth Amendment has been executed by each of the parties as of the day and year written immediately below their respective signatures.

“LANDLORD”	HINES REIT ONE WILSHIRE LP,
a Delaware limited partnership

	By:	Hines REIT One Wilshire GP LLC,
a Delaware limited liability company

		By:	/s/ Edmund Donaldson
		Name:	Edmund Donaldson
		Its:	Manager

	Date:	January 10, 2013

“TENANT”	CORESITE ONE WILSHIRE, L.L.C.,
a Delaware limited liability company

	By:	/s/ Thomas M. Ray
	Name:	Thomas M. Ray
	Its:	President

	Date:	January 10, 2013

EXHIBIT A

EXTENSION PREMISES

The Extension Premises consists of the following, each as defined in the Original Lease:

(A)          P-1

(B)          P-2

(C)          P-5

(D)          Suite 105

(E)           Suite 110

(F)           Suite 130

(G)          Suite 220

(H)          Suite 240

(I)            Suite 250

(J)            Suite 1100

(K)          Suite 1130

(L)           Suite 1140

(M)         Suite 1220

(N)          Suite 1221

(O)          Suite 1900

(P)           Suite 2700

(Q)          Suite 2800

(R)          Suite 2860

(S)           Suite 3100

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EXHIBIT A-4

[See attached]

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2

EXHIBIT A-5

[See attached]

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2

EXHIBIT B

REMAINDER PREMISES

The Remainder Premises consists of the following, each as defined in the Original Lease, except as otherwise indicated:

(A)          Suite 700

(B)          Suite 710

(C)          Suite 805

(D)          Suites 805A and 805B located on the 8th floor of the Building and containing approximately 314 rentable square feet (“Suites 805 A and B”)

(E)           Suite 823

(F)           Suite 823B

(G)          Suite 825

(H)          Suite 830

(I)            Suite 900

(J)            Suite 901

(K)          Suite 902

(L)           Suite 905

(M)         Suite 930

(N)          Suite 1010

(O)          Suite 1014

(P)           Suite 1717

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EXHIBIT C-1

LIST OF POWER IMPROVEMENTS PLANS AND SPECIFICATIONS

Construction Drawings Entitled “Replace Service and Bus Duct #2, dated May 4, 2011, prepared by G & W Consulting Engineers and entitled as:

Job Number 08138,	Drawing	E1
Job Number 08138,	Drawing	E2
Job Number 08138,	Drawing	E3
Job Number 08138,	Drawing	E4
Job Number 08138,	Drawing	E5
Job Number 08138,	Drawing	E6
Job Number 08138,	Drawing	E7
Job Number 08138,	Drawing	E8
Job Number 08138,	Drawing	E9
Job Number 08138,	Drawing	E10
Job Number 08138,	Drawing	E11
Job Number 08138,	Drawing	E12
Job Number 08138,	Drawing	E13
Job Number 08138,	Drawing	E14
Job Number 08138,	Drawing	E15
Job Number 08138,	Drawing	E16
Job Number 08138,	Drawing	E17
Job Number 08138,	Drawing	E18
Job Number 08138,	Drawing	E19

Specifications by G&W Consulting Electrical Engineers, Inc. 2003,

Section 16010 Electrical, General, Pages 16010-1 through 16010-31

Section 16020 Electrical Distribution System, Pages 16020-1 through 16020-28

Section 16040 Diesel Engine Generator, Pages 16040-1 through 16040-17

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EXHIBIT C-2

COMMISSIONING PROCEDURES AND STANDARDS

U2

Commissioning Procedures

Scope of Procedures:

The following shall address the U2 project relating to commissioning procedures.  The document is not intended to contain the test results, corrections or recommendations.  The document is intended to identify each piece of equipment, manufacturer, and test procedure.

Vendors

Design Firm	G&W Engineers.
Coordination/Arc Flash Study	Blakely & Assoc.
Contractor	Sage Electric
Switchboard Manufacturer	RSE Sierra Myers
Breaker Manufacturer	GE
ATS Manufacture	ASCO
Pad mount Generator	Cummins

Equipment List:

1 each	5000 A 480 /277 main switchboard
1 each	5000 A GE Circuit Breaker with LSIG
3 each	3000 A GE circuit breakers with LSIG
1 each	3000 A Automatic Transfer Switch
1000 + Ft.	3000 A GE Spectra Bus Duct
1 each	2MW Cummins Diesel Engine/Generator Set
1 each	3000 A RSE Sierra Myers Cam lock box

Commissioning Objectives:

The objective of this commissioning project is to establish initial baseline data when the equipment is received.  As each piece of equipment is received from the supplier it has a visual, mechanical, and electrical test.  The received test record is compared to manufacturers test records for establishing the ASE line of equipment integrity and service.

As each major section of the system and or equipment is assembled additional tests are conducted to verify the integrity of the equipment as a system.

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Test Procedures:                                                 (NEC)

All acceptance testing shall comply with the National Electrical Testing Association.  The following were sections that were provided for each section of the project.

INSPECTION AND TEST PROCEDURES

7.1                               Switchgear and Switchboard Assemblies

1.              Visual and Mechanical Inspection

1.              Inspect for physical, electrical, and mechanical condition.

2.              Compare equipment nameplate information with latest one-line diagram when available.

3.              Check for proper anchorage, required area clearances, physical damage, and proper alignment.

4.              Inspect all bus connections for high resistance using one of the following methods:

1.                                      Use of low resistance ohmmeter.  See Section 7.1.2.3 (Electrical Tests).

2.                                      Check tightness of bolted connections by calibrated torque-wrench method in accordance with manufacturer’s published data or Table 10.1.

3.                                      Perform thermographic survey in accordance with Section 9.

5.              Test all electrical and mechanical interlock systems for proper operation and sequencing.

1.                                      Closure attempt shall be made on locked-open devices.  Opening attempt shall be made on locked-closed devices.

2.                                      Key exchange shall be made with devices operated in off-normal positions.

6.              Clean switchgear.

7.              Inspect accessible insulators for evidence of physical damage or contaminated surfaces.

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8.              Verify proper barrier and shutter installation and operation.

9.              Lubrication

1.                                      Verify appropriate contact lubricant on moving current carrying parts.

2.                                      Verify appropriate lubrication on moving and sliding surfaces.

10.       Exercise all active components.

11.       Inspect all mechanical indicating devices for proper operation.

12.       Verify proper operation of switchgear/switchboard heaters.

13.       Insure filters and/or vents are clear.

2.        Electrical Tests

1.              Perform ground-resistance tests in accordance with Section 7.13.

2.              Perform insulation-resistance tests on each bus section, phase-to-phase and phase-to-ground in accordance with manufacturer’s instructions or Table 10.1.

*3.       Perform resistance measurements on all bus joints with a low-resistance ohmmeter.

*4.       Perform insulation-resistance tests at 1000 volts dc on all control wiring.  Do not perform the test on wiring connected to solid state components.

5.              Perform control wiring performance test.  Use the elementary diagrams of the switchgear to identify each remote control and protective device.  Conduct tests to verify satisfactory performance of each control feature.

*6.       Perform overpotential tests on each bus section, phase-to-phase and phase-to-ground.  Test voltages shall be in accordance with manufacturer’s instructions or Table 10.2.

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7.              Perform the following tests on control power transformers.

1.              Inspect for physical damage, cracked insulation, broken leads, tightness of connections, defective wiring, and overall general condition.

2.              Verify that primary and secondary fuse ratings or circuit breakers match drawings.

3.              Perform insulation-resistance test.  Measurements shall be made from winding-to-winding and windings-to-ground.  Test voltages and minimum resistances shall be in accordance with Table 10.1.

3.        Test Values

1.              Bolt-torque levels shall be in accordance with Table 10.12, unless otherwise specified by manufacturer.

2.              Compare bus connection resistances to values of similar connections.

3.              Insulation-resistance test values shall be in accordance with manufacturer’s recommendations or Table 10.1.

4.              Overpotential test voltages shall be applied in accordance with manufacturer’s recommendations or Table 10.2.  Test results are evaluated on a go/no-go basis by slowly raising the test voltage to the required value.  The final test voltage

7.22                        Emergency Systems

1.                                      Engine Generator

NOTE:  The prime mover is not addressed in these specifications.

1.                                      Visual and Mechanical Inspection

1.                                      Inspect for physical damage.

2.                                      Inspect for proper anchorage and grounding.

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2.                                      Electrical and Mechanical Tests

1.              Perform an insulation-resistance test on generator windings.  Calculate polarization index.

2.              Test protective relay devices in accordance with Section 7.9 of these specifications.

3.              Functionally test engine shutdown for low oil pressure, overtemperature, overspeed, and other features as applicable.

*4.       Perform vibration base line test.  Plot amplitude versus frequency for each main bearing cap.

*5.       Perform load bank test at one hundred percent (100%) nameplate rating.  Loading shall be

25% rated for 15 minutes, 50% rated for 15 minutes, 75% rated for 30 Minutes, and 100% rated for 4 hours.

Record voltage, frequency, load current, oil pressure and temperature, coolant temperature, room temperature, current, exhaust temperature, and oil level at periodic intervals during test.

3.                                      Test Values

1.                                      Polarization index values shall be in accordance with IEEE Standard 43.

2.                                      Vibration levels shall not exceed those set by the manufacturer.

2.                                      Reserved

3.                                      Reserved

4.              Automatic Transfer Switches

WARNING: Many of the tests described in this section require de-energizing and isolation from all sources of electrical and mechanical energy.

1.                                      Visual and Mechanical Inspection

1.              Inspect for physical damage.

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2.              Verify positive mechanical and electrical interlocking between normal and alternate sources.

3.              Verify tightness of all control connections.

4.              Check tightness of bolted connections by calibrated torque-wrench method in accordance with manufacturer’s published data or Table 10.12 for proper torque levels.  ONLY IF NECESSARY AS INDICATED BY THERMOGRAPHIC SURVEY IN ACCORDANCE WITH SECTION 9, OR OTHER METHODS OR OBSERVATIONS

5.              Perform manual transfer operation with both sources de-energized.

6.              Verify that all components have been restored to normal operating condition at the conclusion of testing.

2.                                      Electrical Tests

1.              Perform insulation-resistance tests phase-to-phase and phase-to-ground with switch in both source positions.

2.              Perform contact-resistance tests or millivolt drop tests.

3.              Verify settings and operation of control devices.

4.              Perform automatic transfer and retransfer tests.

3.                                      Test Values

1.              Bolt-torque levels shall be in accordance with Table 10.12 unless otherwise specified by manufacturer.

2.              Insulation-resistance test voltages and minimum values shall be in accordance with Table 10.13.

3.              Compare microhm or millivolt drop values to adjacent poles and similar switches.  Investigate deviations of more than fifty percent (50%).

6

7.3                               Cables

1.                                      Cables: Medium-Voltage, 69 kV Maximum

1.                                      Visual and Mechanical Inspection

1.              Inspect exposed sections for physical damage.

2.              Check tightness of bolted connections by calibrated torque wrench in accordance with manufacturer’s published data.

3.              Inspect compression-applied connectors for proper cable match and indention.

4.              Inspect for shield grounding, cable support, and termination.

5.              Inspect fireproofing in common cable areas.

6.              If cables are terminated through toroidal CT’s, make an inspection to verify that neutrals and grounds are properly terminated for proper operation of protective devices.

2.                                      Electrical Tests

1.              Perform a shield-continuity test on each power cable.  Ohmic value shall be recorded.

2.              Perform an insulation-resistance test utilizing a megohmmeter with a voltage output of at least 1000 volts.  Individually test each conductor with all other conductors and shields grounded.  Test duration shall be one (1) minute.

3.              Perform a dc high-potential test on all cables.  Adhere to all precautions and limits as specified in the applicable NEMA/ICEA Standard for the specific cable.  Perform tests in accordance with ANSI/IEEE Standard 400.  Test procedure shall be as follows, and the results for each cable test shall be recorded as specified herein.  Test voltages shall not exceed 60% of cable manufacturer’s factory test value.  The maintenance test value must be derived based on insulation type, manufacture and age of cable.  Test value will be submitted to the owner for their review.

7

1.                    Record relative humidity and temperature.

2.                    Test each section of cable individually.

3.                    Individually test each conductor with all other conductors grounded.  Ground all shields.

4.                    Terminations shall be properly corona-suppressed by guard ring, field reduction sphere, or other suitable methods.

5.                    Insure that the maximum test voltage does not exceed the limits for terminators specified in IEEE Standard 48 or manufacturer’s specifications.

6.                    Apply a dc high-potential test in at least five equal increments until maximum test voltage is reached.  No increment shall exceed the voltage rating of the cable.  Record dc leakage current at each step after a constant stabilization time consistent with system charging current.

7.                    Raise the conductor to the specified maximum test voltage and hold for a minimum of five minutes.  Record readings of leakage current at 30 seconds and one (1) minute and at one (1) minute intervals thereafter.

8.                    Reduce the conductor test potential to zero and measure residual voltage at discrete intervals.

9.                    Apply grounds for a time period adequate to drain all insulation stored charge. Proper notification must be made to all concerned parties if grounds are left in place.

3.                                              Test Values

1.                    Bolt-torque levels shall be in accordance as specified by the manufacturer.

2.                    Shielding must exhibit continuity.  Investigate resistance values in excess of 10 ohms per 1000 feet of cable.

8

3.                    A graphic plot may be made with leakage current or insulation resistance versus voltage at each increment.

1.              The step voltage slope should be reasonably linear.

2.              Absorption slope should be flat or negative.  In no case should slope exhibit a positive characteristic.

3.              Compare test results to previously obtained results.

7.4                               Metal-Enclosed Busways

1.                                      Visual and Mechanical Inspection

1.              Inspect bus for physical damage.

2.              Inspect for proper bracing, suspension alignment, and enclosure ground.

3.              Check tightness of bolted connections by calibrated torque-wrench method in accordance with manufacturer’s published data.

2.                                      Electrical Tests

1.              Measure insulation resistance of each bus run phase-to-phase and phase-to-ground for one (1) minute.

3.                                      Test Values

1.              Bolt-torque levels shall be in accordance as specified by the manufacturer.

2.              Insulation-resistance test voltages and resistance values shall be in accordance with manufacturer’s specifications.

9

7.6          Circuit Breakers

1.                                      Circuit Breakers: Low-Voltage

1.              Circuit Breakers: Low-Voltage, Insulated-Case

1.                    Visual and Mechanical Inspection

1.              Inspect circuit breaker for proper mounting.

2.              Operate circuit breaker to insure smooth operation.

3.              Inspect case for cracks or other defects.

4.              Check tightness of bolted connections and/or cable connections by calibrated torque-wrench method in accordance with manufacturer’s published data or Table 10.12.  In lieu of torquing perform thermographic survey in accordance with Section 9.

5.              Inspect mechanism contacts and arc chutes in unsealed units.

2.                                      Electrical Tests

1.                          Perform a contact resistance test.

2.                          Perform an insulation-resistance test at 1000 volts dc from pole-to-pole and from each pole-to-ground with breaker closed and across open contacts of each phase.

*3.                   Perform insulation resistance test at 1000 volts dc on all control wiring.  Do not perform the test on wiring connected to solid state components.

4.                          Perform adjustments for final settings in accordance with breaker setting sheet when applicable.

5.                          Perform long-time delay time-current characteristic tests by passing three hundred percent (300%) rated current through each pole separately unless series testing is required to defeat ground fault functions.  Record trip time.  Make external adjustments as required to meet time-current curves.

10

6.                          Determine short-time pickup and delay by primary current injection.

7.                          Determine ground-fault pickup and time delay by primary current injection.

8.                          Determine instantaneous pickup current by primary injection using run-up or pulse method.

9.                          Verify correct operation of any auxiliary features such as trip and pickup indicators, zone interlocking, electrical close and trip operation, trip-free, and antipump function.

*10.            Verify the calibration of all functions of the trip unit by means of secondary injection.

3.                                      Test Values

1.                          Bolt-torque levels shall be in accordance with Table 10.12 unless otherwise specified by manufacturer.

2.                          Compare microhm or millivolt drop values to adjacent poles and similar breakers.  Investigate deviations of more than fifty percent (50%).  Investigate any value exceeding manufacturer’s recommendations.

3.                          Insulation resistance shall not be less than 100 megohms.

4.                          Trip characteristic of breakers shall fall within   manufacturer’s published time-current characteristic tolerance band, including adjustment factors.

5.                          All trip times shall fall within Table 10.7.  Circuit breakers exceeding specified trip time at three hundred percent (300%) of pickup shall be tagged defective.

6.                          Instantaneous pickup values shall be within values shown on Table 10.8.

2.                                      Circuit Breakers: Low-Voltage, Power

1.              Visual and Mechanical Inspection

1.                          Verify that all maintenance devices are available for servicing and operating the breaker.

11

2.                          Inspect for physical damage.  Clean and lubricate as required.

3.                          Inspect anchorage, alignment, and grounding.  Inspect arc chutes.  Inspect moving and stationary contacts for condition, wear, and alignment.

4.                          Verify that primary and secondary contact wipe and other dimensions vital to satisfactory operation of the breaker are correct.

5.                          Perform all mechanical operator and contact alignment tests on both the breaker and its operating mechanism.

6.                          Check tightness of bolted bus connections by calibrated torque-wrench method.  Refer to manufacturer’s instructions or Table 10.12 for proper torque levels.  In lieu of torquing perform thermographic survey in accordance with Section 9.

7.                          Check cell fit and element alignment.

8.                          Check racking mechanism.

9.                          Lubricate all moving current carrying parts.

2.                                      Electrical Tests

1.                          Perform a contact-resistance test.

2.                          Perform an insulation-resistance test at 1000 volts dc from pole-to-pole and from each pole-to-ground with breaker closed and across open contacts of each phase.

*3.                   Perform an insulation-resistance test at 1000 volts dc on all control wiring.  Do not perform the test on wiring connected to solid state components.

4.                          Make adjustments for final settings in accordance with  the coordination study.

5.                          Determine minimum pickup current by primary current injection.

6.                          Determine long-time delay by primary current injection.

12

7.                          Determine short-time pickup and delay by primary current injection.

8.                          Determine ground-fault pickup and delay by primary current injection.

9.                          Determine instantaneous pickup value by primary current injection.

*10.            Verify the calibration of all functions of the trip unit by means of secondary injection.

11.                   Activate auxiliary protective devices, such as ground-fault or undervoltage relays, to insure operation of shunt trip devices.  Check the operation of electrically-operated breakers in their cubicles.

12.                   Verify correct operation of any auxiliary features such as trip and pickup indicators, zone interlocking, electrical close and trip operation, trip-free, and antipump function.

13.                   Check charging mechanism.

3.                                      Test Values

1.                          Bolt-torque levels shall be in accordance with Table 10.12 unless otherwise specified by manufacturer.

2.                          Compare microhm or millivolt drop values to adjacent poles and similar breakers.  Investigate deviations of more than fifty percent (50%).

3.                          Insulation resistance shall not be less than 100 megohms.  Investigate values less than 100 megohms.

4.                          Trip characteristics of breakers when adjusted to setting sheet parameters shall fall within manufacturer’s published time-current tolerance band.

13

U2 Main Service

Energizing

MOP (Method Of Procedure)

Scope or Work:

The intent of this project is to commission and energize the new U2 480 volt switchboard located at One Wilshire in P1 main electrical service room.

December 11, 2012:

Remove required switchboard cover so that a visual inspection can be completed in the main distribution section and the ATS section

Visual inspection:

Conduct a complete visual inspection of all bus connections, splice plates, lugs, insulators, current transformers and insulation supports and spacers.

Insulation Test:

The insulation value shall test shall be conducted using a DC insulation test set (Megger) at 1000 volts DC.  The test shall be completed and recorded on each of the following items:

Main Bus, U2A, U2B and Gen 9.

Each test shall last 1 min. and shall be conducted from

A Phase to B Phase

B Phase to C phase

A phase to C phase

A phase to Ground

B phase to Ground

C phase to Ground

Neutral to Ground * note *

Remove Neutral Disconnect Link

December 12, 2012:

Energizing U2 Main Switchboard:

After all testing in complete with acceptable test values and the visual inspection found all conditions the main switchboard is ready to close.

Install all covers except for the main circuit breaker.

Re-install the Neutral disconnect link.

Close the cover for the U2 main 5000 A circuit Breaker.

14

Safety Procedures:

The electrician that shall be closing the main circuit breaker shall wear the correct PPE clothing.

Verity that the three circuit breakers, U2A, U2B/ATS Normal and DS4U2 are open and locked out.

Closing the main U2 circuit breaker:

Clear the room of non-essential personnel.

Make sure the lock-out has been removed.

Use the charging handle to charge the breaker.

Before closing the breaker announce that the main breaker shall be closing.

Push the close button.

Verify voltage and rotation.

Automatic Switch shall be commissioned:

All requests for energizing the U2B/ATS Normal circuit breaker shall be directed by the ASCO service start up Engineer.

The ASCO Engineer shall service the ATS, make sure all adjustments are correct and non-energizing test are complete.

The ASCO engineer shall request that the normal power be made available.  The electrician shall follow all safety procedures and close the U2B/ATS Normal circuit breaker.

At the request of the ASCO engineer the generator #9 shall be placed in Automatic position, for remote generator start.

After ATS start up is complete the generator shall be placed in off for non-automatic start.

Circuit breaker U2B/ATS Normal shall be turned off / locked off.

The main 5000 A U2 Circuit Breaker shall be turned off and locked off.

15

EXHIBIT F-1

Allocation of Power per Riser and Generator

		Column A					Column B
		Power per Riser (in amps)					Power per Generator (in amps)
		DS3U1	DS30U1	U3	U4	U2	No. 1	No. 2	No. 3	No. 4	No. 6	No. 9

1	Allocations as of the Amendment Date	1,327	265	694	1,773	0	257	124	354	1,594	1,650	0
2	Maximum amounts of Power as of the Amendment Date	Maximum Building Power Amount: 4,059 amps					Maximum Generator Power Amount: 3,979 amps
3	Amount of increase in Power as of the First Increase Date	296	268	0	297	0	0	0	179	422	340	0
4	Allocations as of the First Increase Date	1,623	533	694	2,070	0	257	124	533	2,016	1,990	0
5	Maximum amounts of Power as of the First Increase Date	Maximum Building Power Amount: 4,920 amps					Maximum Generator Power Amount: 4,920 amps
6	Amount of increase in Power as of the Second Increase Date	0	0	0	0	2,500	0	0	0	0	0	2,500
7	Allocations as of the Second Increase Date	1,623	533	694	2,070	2,500	257	124	533	2,016	1,990	2,500
8	Maximum amounts of Power as of the Second Increase Date	Maximum Building Power Amount: 7,420 amps					Maximum Generator Power Amount: 7,420 amps

Note: Amounts shown on this Exhibit F-1 include Power for the Power Suites and the 4th Floor Space.

1

Exhibit F-2

Power Surrendered with Certain Suites

			Column C	Column D
Suite(s)	Column A Applicable Riser	Column B Applicable Generator	Riser Power Surrendered (in amps)	Generator Power Surrendered (in amps)

700	U4	Generator No. 6	499	499
825	DS3U1	Generator No. 1	88	88
900 and 905	DS3U1	Generator No. 1	135	135
1014	U3	Generator No. 3	86	86
1014	U4	Generator No. 4	190	190

1

Exhibit F-3

Tap Rating

	Column A	Column B	Column C	Column D	Column E
Suite(s)	Applicable Riser	Applicable Generator	Applicable Automatic Transfer Switch	Riser Tap Rating	Generator Tap Rating

700 & 710	U4	Generator No. 6	IDC - ATS-3	600	600
700 & 710	U4	Generator No. 6	IDC - ATS-1	600	600
823/825	DS3U1	Generator No. 1	825 Voce	400	150
900, 902, 905 and 930	DS3U1	Generator No. 1	IDC 900	600	600
1010	DS3U1	Generator No. 1	Suite 1010	400	400
1014	U3	Generator No. 3	IDC 1014 - ATS-B	400	400
1014	U4	Generator No. 4	IDC 1014 - ATS-A	400	400
1100	DS3U1	Generator No. 3	IDC 1100 - ATS-3	600	400
1100	DS3U1	Generator No. 6	IDC 1100 - ATS-B	400	600
1100	U4	Generator No. 4	IDC 1100 - ATS-A	600	600
1100	U4	Generator No. 6	IDC 1100 - ATS-4D	400	400
1130	U3	Generator No. 2	Suite 1130 China Unicom	400	225
1140	DS3U1	Generator No. 6	IDC 1140 - ATS-A	800	800
1140	DS3U1	Generator No. 4	IDC 1140 - ATS-B	800	800
1220	DS3U1	Generator No. 2	IDC 1220/1224 - ATS	175	125
1900	U3	Generator No. 4	IDC 1900 - ATS-B	600	800
1900	U4	Generator No. 6	IDC 1900 - ATS-A	800	800
1900	U4	Generator No. 6	IDC 1900 - ATS-D	400	400
2800	DS30U1	Generator No. 4	IDC 2800 - ATS-A	800	800
3100	U3	None	ATS-15, 31st Floor Pumps	80	N/A

1

Exhibit F-4

Power Surrendered with 4th Floor Space

		Column C	Column D
Column A Applicable Riser	Column B Applicable Generator	Riser Power Surrendered (in amps)	Generator Power Surrendered (in amps)

DS3U1	Generator No. 1	34	34
DS3U1	Generator No. 2	52	52
DS3U1	Generator No. 6	59	59
U4	Generator No. 4	221	221

1

INDEX OF DEFINED TERMS

2.2 Option	5
3014 Conduit	7
3015 Conduit	7
3016 Conduit	7
4th Floor Sublease	2
Additional Conduit Term	6
Additional Premises	1
Amendment Conduits	7
Amendment Date	2
Approved Replacement	23
Base Electrical Systems	8
Building	1
Cash Allowance	3
Connection/Distribution Work	14
CoreSite Power Suites	9
CS Realty	27
Direct Power Suites	9
Dispute	2
Disputed Matters	25
Draw Space	12
Electrical Connections	9
Exhibit F-1	9
Exhibit F-2	9
Exhibit F-3	9
Exhibit F-4	9
Existing Expiration Date	3
Existing Lease	1
Existing Premises	1
Extended Conduits	6
Extended Term	3
Extended Term Commencement Date	3
Extended Term Expiration Date	3
Extension Premises	2
F-2 Suites	15
First Amendment	1
First Increase Date	13
Force Majeure Events	9
Fourth Amendment	1
Fourth Amendment Conduit Term	7
Fourth Amendment Conduits	7
Generator Allocation Amount	12
Generator No. 9	9
Generators	9
Generators No. 7 and 8	10
Hines Interests	27
Improvement Deadline	13
Improvement Plans	10
Landlord	1
Landlord Allocation	18
Landlord Contribution Amount	23
Landlord Curative Action	17
Landlord Released Parties	26
Lease Term	2
Maximum Building Power Amount	12
Maximum Generator Power Amount	12
Objection Period	14
Office Space	10
Original Lease	1
Original Premises	1
Other Tenants	16
Over-Load Condition	16
Parking Spaces	5
Permits	21
PI Work	14
PI Work Costs	14
Power	10
Power Improvements	10
Power Interruption	10
Power Reduction Percentage	15
Power Suites	10
Premises	2
Re-Allocation Notice	18
Released Claims	26
Remainder Premises	4
Replacement Costs	23
Restoration Work	16
Riser	10
Riser Allocation Amount	12
RP Eliminated Space	4
RP Extension Option	4
RP Extension Premises	4
RP Identified Portion	4
RP Option Exercise Notice	4
Second Amendment	1
Second Increase Date	13
Special Equipment	20
Special Equipment Site	20
Standard Electrical Power	24

(ii)

Sublease Amendment	2
Taps	9
Tenant	1
Tenant Allocation	18
Tenant Connecting Equipment	19
Tenant Curative Action	17
Tenant Electrical Systems	11
Third Amendment	1
TWC Conduits Extended Term	6
U2 Connecting Study	19
U2 Riser	10
U2 Riser Connecting Equipment	19
U2 Riser Study	19
U5 Riser	10

(iii)